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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AAR CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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One AAR Place
1100 North Wood Dale Road
Wood Dale, IL 60191

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, OCTOBER 14, 2009

To Our Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of AAR CORP. to be held on Wednesday, October 14, 2009, at 9:00 a.m. (Chicago time), at AAR CORP.'s corporate headquarters located at One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191. At the meeting, you will be asked to:

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  Elect three Class I directors to serve until the 2012 Annual Meeting of Stockholders;

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  Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2010; and

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  Transact any other business that may properly come before the 2009 Annual Meeting or any adjournment or postponement of the meeting.

This year we are providing access to our proxy materials over the Internet under the Securities and Exchange Commission's "notice and access" rules. We mailed to all stockholders a "Notice of Internet Availability of Proxy Materials," which provides instructions on how to access our proxy materials over the Internet or, alternatively, how to request a paper copy of our proxy materials. We believe that "notice and access" will enhance the ability of our stockholders to obtain the information they need to vote and, at the same time, reduce the cost and environmental impact of printing and distributing proxy materials for our Annual Meeting.

By Order of the Board of Directors,
Robert J. Regan Vice President, General Counsel and Secretary

September 2, 2009

Your vote is important. We hope that you will attend the Annual Meeting in person, but even if you plan to attend, we strongly encourage you to vote your shares as soon as possible, through the Internet, by telephone or by completing and returning the enclosed proxy card in the postage-paid envelope provided. You also may vote your shares in person if you attend the Annual Meeting.

PROXY STATEMENT FOR THE
2009 ANNUAL MEETING OF STOCKHOLDERS

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on October 14, 2009: Copies of this Notice and Proxy Statement and the Company's 2009 Annual Report to Stockholders (including the Annual Report on Form 10-K for the fiscal year ended May 31, 2009) are available free of charge at www.proxyvote.com.

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One AAR Place
1100 North Wood Dale Road
Wood Dale, IL 60191

PROXY STATEMENT FOR THE
2009 ANNUAL MEETING OF STOCKHOLDERS

Our 2009 Annual Meeting of Stockholders will be held on Wednesday, October 14, 2009, at 9:00 a.m. (Chicago time), at AAR CORP.'s corporate headquarters located at One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191. We invite you to attend the Annual Meeting and ask that you vote on the items described in this Proxy Statement.

I. VOTING INFORMATION

This Proxy Statement and the related proxy materials are first being provided to stockholders on or about September 2, 2009 in connection with the solicitation of proxies by the Board of Directors for use at the 2009 Annual Meeting of Stockholders.

This year we are providing access to our proxy materials over the Internet under the Securities and Exchange Commission's "notice and access" rules. To that end, we mailed to our stockholders a "Notice of Internet Availability of Proxy Materials," which provides instructions on how to:

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  access and review our proxy materials over the Internet;

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  submit your vote by proxy over the Internet; and

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  request and receive a paper copy of our proxy materials.

What matters are stockholders voting on at this Annual Meeting?

Stockholders are voting on two matters:

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  The election of Michael R. Boyce, James G. Brocksmith, Jr., and David P. Storch as Class I Directors for a term expiring at the 2012 Annual Meeting; and

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  The ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2010.

Who is entitled to vote?

The Board of Directors fixed August 20, 2009 as the record date for determining who is entitled to vote at the Annual Meeting. If you were a stockholder of record (i.e., you held your shares in your own name rather than through a broker, bank or other nominee) at the close of business on August 20, 2009, you may vote your shares at the Annual Meeting. If you were a street-name stockholder (i.e., you held your shares through a broker, bank or other nominee) on that date, you are considered a "beneficial owner" of the stock. To vote those shares at the Annual Meeting, you must give voting instructions to your broker, bank or other intermediary who is the "nominee holder" of your shares. The Company has directed brokers, banks and other nominee holders to obtain voting instructions from their beneficial owners. Proxies submitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the beneficial owners. You will receive additional instructions from your broker, bank or other nominee explaining how you may vote your shares held in street name. A list of record stockholders entitled to vote will be available at the Company's offices, 1100 North Wood Dale Road, Wood Dale, Illinois, for 10 days prior to the meeting and at the meeting location during the meeting.

On the record date, 38,673,329 shares of common stock of the Company ("Common Stock") were outstanding. You will have one vote on each matter to be voted on for each share of Common Stock you owned on the record date.

How do stockholders vote by proxy or in person?

Stockholders of record at the close of business on the record date may vote on the matters that are before the Annual Meeting by completing, signing, dating and returning the enclosed proxy card, by voting over the Internet or by telephone, or by voting in person at the Annual Meeting.

How do stockholders vote by telephone or over the Internet?

You are encouraged to vote either by telephone or over the Internet. This will eliminate the need to sign, date and return your proxy card. You can vote by telephone or over the Internet 24 hours a day, seven days a week, until 10:59 p.m. (Chicago time) on the day prior to the Annual Meeting. Specific instructions for using the telephone and Internet voting methods are set forth on the proxy card. If you vote by telephone or over the Internet, please do not return your proxy card.

How does a stockholder revoke a proxy?

You may revoke your proxy at any time before it is exercised, but only by:

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  sending a written notice of revocation to the Secretary of the Company at the Company's address listed on the first page of this Proxy Statement;

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  voting in person at the Annual Meeting;

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  submitting another proxy by telephone or through the Internet; or

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  delivering a later dated, signed proxy.

How will proxy holders vote shares?

Proxies will be voted in accordance with instructions on the proxy. If no instructions are specified, the proxy will be voted FOR the election of the nominees for Class I director designated by the Board, FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm, and upon any other matter that may properly come before the Annual Meeting in the discretion and best judgment of the named proxy holders. If any director nominee becomes unavailable for election for any reason prior to the Annual Meeting vote, the Board may reduce the number of directors to be elected or substitute another person as nominee, and the named proxy holders will vote for the substitute nominee.

How will votes be counted?

All votes cast in person or by proxy will be tabulated by the inspectors of election appointed for the Annual Meeting. A majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy at the Annual Meeting, will constitute a quorum.

The inspectors of election will treat directions to withhold authority, abstentions and broker non-votes (i.e., where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise his discretionary authority with respect to such matter) as shares that are present for purposes of determining a quorum. Directions to withhold authority will have no effect on the election of directors because directors are elected by a plurality of votes cast. Abstentions and broker non-votes will be disregarded for purposes of determining whether a matter has been approved because they are not considered votes cast. It is not anticipated that there will be any broker non-votes on the election of directors or the ratification of the appointment of KPMG LLP since brokers will have discretion to vote on these proposals even if they do not receive voting instructions from their beneficial owners.

Who is the Company's proxy solicitor?

The Company has engaged D. F. King & Co., 48 Wall Street, New York, New York, to assist the Company in soliciting proxies at a total estimated cost of $11,000, plus reasonable out-of-pocket expenses. The cost of soliciting proxies will be paid by the Company. D. F. King & Co. may solicit proxies by mail, telephone, facsimile, e-mail, or in person. Certain officers, directors and employees of the Company may also solicit proxies for no additional compensation.

 II. PROPOSAL 1 — ELECTION OF DIRECTORS

The Restated Certificate of Incorporation and By-Laws of the Company provide that the Board of Directors shall consist of between three and 15 directors, with the exact number of directors to be set from time to time by the Board. The number of directors is currently set at 11. The members of the Board are divided into three classes, each having three-year terms that expire in successive years: Class I (three directors), Class II (four directors), and Class III (four directors).

The Board of Directors has nominated three directors to be elected in Class I at the Annual Meeting, each to serve a three-year term expiring at the 2012 Annual Meeting or until the individual is succeeded by another qualified director who has been duly elected. The nominees for director in Class I at the Annual Meeting are Michael R. Boyce, James G. Brocksmith, Jr., and David P. Storch.

Each nominee is currently serving as a director of the Company. Each nominee, other than David P. Storch, has been determined by the Board to be "independent" within the meaning of the New York Stock Exchange ("NYSE") rules. Under Delaware law and the Company's By-Laws, the three nominees for director who individually receive the greatest number of votes will be elected directors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE "FOR" ALL NOMINEES.

III. INFORMATION ABOUT THE NOMINEES AND CONTINUING DIRECTORS

Information about the nominees and continuing directors whose terms expire in future years is set forth below:

Director Since
NOMINEES FOR TERMS EXPIRING IN 2012
Class I Directors whose terms expire at the 2009 Annual Meeting:
MICHAEL R. BOYCE, 61: Since 2005, Chairman and Chief Executive Officer of PQ Corporation (an industrial chemicals company). Since 1998, Chairman and Chief Executive Officer of Peak Investments (an operating and acquisition company). From 1990 to 1998, President and Chief Operating Officer of Harris Chemical Group, Inc.	2005
JAMES G. BROCKSMITH, JR., 68: Since 1996, an independent business consultant. From 1990 to 1996, Deputy Chairman and Chief Operating Officer of KPMG, where he retired after 31 years.	2001
Other directorships: Alberto-Culver Company and Sempra Energy.
DAVID P. STORCH, 56: Since June 2007, Chairman of the Board and Chief Executive Officer of AAR. From October 2005 until June 2007, Chairman of the Board, President and Chief Executive Officer of AAR. From 1996 to October 2005, President and Chief Executive Officer of AAR. From 1989 to 1996, President and Chief Operating Officer of AAR. From 1988 to 1989, Vice President of AAR.	1989
CONTINUING DIRECTORS:
Class II Directors whose terms expire at the 2010 Annual Meeting:
NORMAN R. BOBINS, 66: Since July 2008, Non-Executive Chairman of The PrivateBank and Trust Company - Chicago (a financial services company). From May 2007 until October 2007, Chairman of the Board of LaSalle Bank Corporation. From 2002 to 2007, President and Chief Executive Officer of LaSalle Bank Corporation. From 2006 to 2007, President and Chief Executive Officer of ABN AMRO North America. From 2002 to 2007, Senior Executive Vice President at ABN AMRO Bank N.V., the Dutch parent of LaSalle Bank Corporation.	2007
Other directorships: The PrivateBancorp, Inc., SIMS Metal Management Limited and NICOR, Inc.
GERALD F. FITZGERALD, JR., 59: Since 2000, Chairman and President, Cornerstone Bancorp, Inc. (a financial services company). Since 1997, Chairman and President of LaSalle Bancorp, Inc. (LaSalle, IL). From 1990 to 1994, President and Chief Executive Officer of Suburban Bancorp, Inc.	2006

Director Since
JAMES E. GOODWIN, 65: Since 2009, Chairman of Federal Signal Corporation (a safety and security products manufacturer). From 2007 to 2008, Interim President and Chief Executive Officer of Federal Signal Corporation From 2001 to December 2007, an independent business consultant. From 1999 to 2001, Chairman and Chief Executive Officer of UAL, Inc. and United Airlines, Inc., where he retired after 34 years. From 1998 to 1999, President and Chief Operating Officer of United Airlines, Inc. From 1992 to 1998, Senior Vice President of United Airlines, Inc.	2002
Other directorships: First Chicago Bancorp and Federal Signal Corporation.
MARC J. WALFISH, 57: Founding Partner of Merit Capital Partners (a mezzanine investor company) in 2003. From 1991 to 2003, William Blair Mezzanine Capital Partners. From 1978 to 1991, Prudential Capital Corporation, most recently as Senior Vice President.	2003
Class III Directors whose terms expire at the 2011 Annual Meeting:
RONALD R. FOGLEMAN, 67: Since 1997, President and Chief Operating Officer of B Bar J Cattle Company (a consulting company) and Founding Partner of the Durango Group, LLC (a consulting and business development company). From 1994 to 1997, General, Chief of Staff, Headquarters United States Air Force, Washington, D.C.	2001
Other directorships: Alliant Techsystems, Inc.
PATRICK J. KELLY, 54: Since 1980, Chief Executive Officer of Resource One (a provider of computer programming services). Since 1986, Managing Director of KMK & Associates, LLC (a private equity firm with interests in companies operating in the distribution, technology, food, real estate and financial services industries).	2006
Other directorship: Resource One.
TIMOTHY J. ROMENESKO, 52: Since June 2007, President and Chief Operating Officer of AAR. From 1994 to 2007, Vice President, Chief Financial Officer and Treasurer of AAR. From 1991 to 1994, Corporate Controller of AAR.	2007
RONALD B. WOODARD, 66: Since 2003, Chairman of MagnaDrive, Inc. (an industrial torque transfer equipment company, which he co-founded following his retirement from The Boeing Company after 32 years). From 1995 to 1998, President of the Boeing Commercial Airplane Group. From 1991 to 1994, Vice President and General Manager of the Renton Division of Boeing Commercial Aircraft. From 1987 to 1991, President of deHavilland Aircraft. Prior to that, Vice President and General Manager of the Materiel Division of Boeing Commercial Aircraft, and various other management positions.	2004
Other directorships: Coinstar Inc. and Continental Airlines, Inc.

IV. CORPORATE GOVERNANCE

General

The Company has an ongoing commitment to good governance and business practices. We regularly review our policies and procedures, giving due consideration to current developments and "best practices" in the area of corporate governance. We believe that we comply fully with all applicable Securities and Exchange Commission ("SEC") and NYSE rules and regulations and have adopted additional corporate governance practices that we believe are in the best interests of the Company and its stockholders.

Copies of the following corporate governance documents are available on the Company's website at www.aarcorp.com under "Investor Relations/Corporate Governance":

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  Corporate Governance Guidelines

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  Categorical Standards and Policy for Determining Director Independence

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  Director Nominating Process and Selection Guidelines

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  Code of Business Ethics and Conduct

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  Audit Committee Charter

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  Compensation Committee Charter

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  Nominating and Governance Committee Charter

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  Executive Committee Charter

All of these corporate governance documents are also available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this Proxy Statement.

The Company maintains an Ethics Assist Line through a third-party provider to receive confidential complaints, information, suggestions or recommendations concerning the Company, its officers, directors and employees, policies, procedures, employment and business practices, accounting or audit matters, financial reporting or compliance with other Company policies or applicable regulatory or legal requirements. The Ethics Assist Line is toll-free and permits callers, at their election, to identify themselves or remain anonymous.

Director Independence

A majority of the members of the Board of Directors must be independent directors under the criteria established by the Board and under applicable NYSE rules. The Nominating and Governance Committee and the Board of Directors review each director annually and make a determination concerning independence after consideration of all known facts and circumstances. The Board has established categorical standards to assist it in determining director independence. The Company's "Categorical Standards and Policy for Determining Director Independence" include all of the elements of the applicable SEC and NYSE rules with respect to director independence, as well as those of the Company, and are attached as Appendix 1 to this Proxy Statement. Based on these categorical standards, its review of all relevant facts and information available, and the recommendations of the Nominating and Governance Committee, the Board, at its meeting in July 2009, affirmatively determined that no director has a material relationship with the Company that would impair the director's ability to exercise independent judgment and, accordingly, each director is an independent director, except for David P. Storch, due to his status as Chairman of the Board and Chief Executive Officer of the Company, and Timothy J. Romenesko, due to his status as President and Chief Operating Officer of the Company. Under the NYSE rules, a director employed by the Company is not an independent director by definition.

Executive Sessions

Independent directors of the Board meet in executive session without management as part of each regular Board meeting and otherwise when circumstances make it advisable or necessary. The Chairman of the Nominating and Governance Committee presides at the executive sessions of independent directors.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board, the Chairman of the Board, independent directors as a group, or any individual director or Committee Chairman by mail addressed to: AAR CORP., Attention: Independent Directors, or the name of the individual director, c/o Corporate Secretary, AAR CORP., 1100 North Wood Dale Road, Wood Dale, Illinois 60191. The independent members of the Board of Directors have approved procedures for the processing, review and disposition of all communications sent by stockholders or other interested parties to the Board of Directors.

Corporate Governance Guidelines

The Company adopted Corporate Governance Guidelines to codify long-standing policies and procedures and to demonstrate its commitment to corporate governance best practices. These Guidelines, under the administration of the Nominating and Governance Committee of the Board of Directors, address director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, management evaluation and succession, and the annual performance evaluation of the Board of Directors. These Guidelines are reviewed annually by the Nominating and Governance Committee and the Board of Directors.

Code of Business Ethics and Conduct

The Company's Code of Business Ethics and Conduct adopted by the Board of Directors applies to all directors, officers, and employees, including the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, and the Chief Accounting Officer and Controller. The purpose of the Code of Business Ethics and Conduct is to promote the highest ethical standards in the Company's business practices and procedures, including the ethical handling of actual or apparent conflicts of interest; full, fair and timely disclosure; and compliance with applicable laws and governmental rules and regulations. Employees are encouraged to report to the Company any conduct that they believe in good faith to be in violation of the Code of Business Ethics and Conduct. We will post any amendments to the Code of Business Ethics and Conduct and any waivers from the Code granted by the Board to directors or executive officers on the Company's website as required under SEC rules.

 Related Person Transaction Policy

The purpose of the Related Person Transaction Policy adopted by the Board of Directors is to provide for the identification, review, and consideration of transactions between the Company or its subsidiaries and any related persons. "Related persons" means the Company's directors, director nominees, executive officers, greater than five percent beneficial owners of the Company's voting securities, members of their immediate families, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Under the Policy, any related person transaction involving amounts in excess of $120,000, subject to certain exceptions, must be reviewed, considered, and approved by the Board of Directors directly or through the Nominating and Governance Committee. Review of a proposed related person transaction takes into consideration, among other factors deemed appropriate, the purpose of, and the potential benefits to the Company of, the related person transaction, and the impact of the related person transaction on a director's independence in the event that the related person is a director or an immediate family member of a director. No member of the Board or the Nominating and Governance Committee may participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

The Policy provides that the Company may undertake certain pre-approved related person transactions without further specific review, consideration, and approval, including the following:

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  transactions in which the related person's interest derives solely from his or her service as a director of another corporation or entity that is a party to the transaction;

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  transactions in which the related person's interest derives solely from his or her ownership (together with that of any other related persons) of less than 10% of the equity interest in another person (other than a general partnership interest) that is a party to the transaction;

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  transactions in which the related person's interest derives solely from his or her ownership of a class of equity securities of the Company and all holders of that class of equity securities receive the same benefits on a pro rata basis;

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  transactions involving the purchase or sale of products in the ordinary course of business, not exceeding $120,000 on an annual basis; and

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  compensation paid to executive officers and directors of the Company that is reported in the Company's proxy statement or otherwise approved by the Compensation Committee.

Mr. Ira A. Eichner, the Founder and a former director and Chairman of the Board of the Company, provides consulting services to the Company pursuant to a consulting agreement that expires on October 18, 2010, under which he receives a quarterly consulting fee in the amount of $37,500. During the fiscal year ended May 31, 2009 ("Fiscal 2009"), Mr. Eichner received $150,000 in consulting fees. Mr. Eichner is Founder and Chairman of the Board Emeritus, an honorary position, and Mr. Storch's father-in-law.

 Board Committees

The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Executive Committee. The following table shows the committee structure and membership:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Executive Committee
Norman R. Bobins	X
Michael R. Boyce		X	X
James G. Brocksmith, Jr.	X	Chair
Gerald F. Fitzgerald, Jr.	X
Ronald R. Fogleman		X	Chair
James E. Goodwin	Chair		X	X
Patrick J. Kelly		X
Timothy J. Romenesko
David P. Storch				Chair
Marc J. Walfish	X		X	X
Ronald B. Woodard	X	X

Audit Committee

The Audit Committee is comprised entirely of independent directors qualified to serve on the Audit Committee under applicable SEC and NYSE rules, and the Company's Categorical Standards and Policy for Determining Director Independence. Its members are James E. Goodwin (Chairman), Norman R. Bobins, James G. Brocksmith, Jr., Gerald F. Fitzgerald, Jr., Marc J. Walfish, and Ronald B. Woodard. The Board of Directors has determined that each of Messrs. Goodwin and Brocksmith is an "audit committee financial expert" within the meaning of applicable SEC rules.

The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was last reviewed and approved by the Audit Committee and the Board of Directors at their July 2009 meetings. The full text of the Audit Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this Proxy Statement.

The Audit Committee is primarily concerned with the integrity of the Company's financial statements, compliance with legal and regulatory requirements and the performance of the Company's internal audit function and independent registered public accounting firm. The Audit Committee performs the specific functions described in its charter, including, among other things:

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  approves and engages the independent registered public accounting firm that audits the Company's consolidated financial statements;

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  pre-approves all non-audit/audit related services furnished by the independent registered public accounting firm;

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  maintains communication between the Board and the independent registered public accounting firm;

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  monitors the qualifications, independence and performance of the independent registered public accounting firm;

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  oversees and reviews the Company's financial reporting processes and practices;

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  oversees and reviews the quality and adequacy of internal controls over financial reporting, disclosure controls and the organization and performance of the Company's internal audit department;

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  reviews the scope and results of audits; and

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  meets with the independent registered public accounting firm representatives and internal audit department representative without members of management present.

The Audit Committee held seven meetings during Fiscal 2009. The Audit Committee Report for Fiscal 2009 appears on page 51.

Compensation Committee

The Compensation Committee is comprised entirely of independent directors as defined under applicable NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence. Its members are James G. Brocksmith, Jr. (Chairman), Michael R. Boyce, Ronald R. Fogleman, Patrick J. Kelly, and Ronald B. Woodard.

The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was last reviewed and approved by the Compensation Committee and the Board of Directors at their July 2009 meetings. The full text of the Compensation Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this Proxy Statement.

The Compensation Committee is primarily concerned with establishing, reviewing and approving Chief Executive Officer compensation, reviewing and approving other senior executive compensation and overseeing the AAR CORP. Stock Benefit Plan and any other compensation and employee benefit plans. The Compensation Committee performs the specific functions described in its charter, including, among other things:

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  reviews and approves compensation policies and practices for all elected corporate officers, including named executive officers;

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  fixes the compensation of the Chief Executive Officer and, together with the full Board, evaluates the Chief Executive Officer's performance;

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  administers the Company's annual cash incentive and long-term stock incentive programs for officers, the AAR CORP. Stock Benefit Plan, and the AAR Section 162(m) Incentive Goal Program;

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  recommends director compensation and benefits to the Board for approval; and

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  oversees administration of certain other employee benefit, director deferred compensation, savings and retirement plans.

The Compensation Committee held three meetings during Fiscal 2009. The Compensation Committee Report for Fiscal 2009 appears on page 20.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised entirely of independent directors as defined under applicable NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence. Its members are Ronald R. Fogleman (Chairman), Michael R. Boyce, James E. Goodwin, and Marc J. Walfish.

The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was last reviewed and approved by the Nominating and Governance Committee and the Board of Directors at their July 2009 meetings. The full text of the Nominating and Governance Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this Proxy Statement.

The Nominating and Governance Committee is responsible for both nominating and governance functions as described in its charter. The Nominating and Governance Committee performs the specific functions described in its charter, including, among other things:

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  oversees the composition, structure and evaluation of the Board and its committees;

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  reviews, considers, and acts upon related person transactions;

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  develops and recommends corporate governance guidelines for Board approval; and

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  monitors and screens directors for independence and recommends to the Board qualified candidates for election as directors and to serve on Board committees.

Director Nominations and Qualifications.    In seeking qualified candidates, the Nominating and Governance Committee obtains referrals from management, other directors, business and community leaders, and stockholders, and may retain the services of a consultant to assist in identifying candidates. The Nominating and Governance Committee seeks candidates who complement the Board as a whole and who collectively are strong and diverse in knowledge, skills, experience, and background. The Committee screens all candidates in the same manner regardless of the source of the recommendation. When selecting nominees, including those proposed by stockholders, the Committee looks for candidates who are independent and have a high level of integrity and professional and personal ethics and values, as well as demonstrated business acumen, leadership and policy-making experience or special technical skills, irrespective of gender or ethnicity, as well as other factors the Committee deems appropriate. The Committee has full discretion in considering its nominations to the Board. The Company's Director Nominating Process and Selection Guidelines appear on the Company's website and are available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this Proxy Statement.

The Nominating and Governance Committee will consider director candidates recommended by stockholders in the same manner as other candidates. Stockholders may submit a proposed nomination to the Nominating and Governance Committee for consideration with respect to the

Annual Meeting of Stockholders for the year 2010 by writing to the Secretary, AAR CORP., One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191. To be considered, proposed nominations must be received by the Secretary of the Company no later than April 19, 2010, must state the reasons for the proposed nomination and contain the information required under the Company's By-Laws, including the full name and address of each proposed nominee, as well as a brief biographical history setting forth past and present directorships, employment and occupations, information as to stock ownership, other arrangements regarding the Common Stock, and any other qualifications. Proposed nominations must also include a statement indicating that the proposed nominees have consented to being named in the Proxy Statement and to serve if elected.

The Nominating and Governance Committee held two meetings during Fiscal 2009.

Executive Committee

The Executive Committee is comprised of David P. Storch (Chairman), James E. Goodwin, and Marc J. Walfish. Mr. Goodwin and Mr. Walfish are each independent directors as defined by applicable NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence.

The Executive Committee acts pursuant to a written charter adopted by the Board of Directors. The charter was last reviewed and approved by the Executive Committee and the Board of Directors at their July 2009 meetings. The full text of the Executive Committee charter appears on the Company's website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company's address listed on the first page of this Proxy Statement.

The Executive Committee is authorized to meet between meetings of the Board of Directors and exercise certain powers of the Board with respect to urgent matters or other matters referred to it by the Board for deliberation or action, subject to limitations imposed by the Committee's charter, the Board, applicable law and the Company's By-Laws.

The Executive Committee did not meet during Fiscal 2009.

Board Meetings and Attendance

During Fiscal 2009, the Board held five meetings. All persons who were directors during Fiscal 2009 attended at least 75% of the Board meetings and meetings of Board committees on which they served. All the members of the Company's Board of Directors (other than Mr. Walfish) attended the Company's 2008 Annual Meeting of Stockholders.

Director Compensation

The Board believes that compensation for any director who is not an officer or employee of the Company or any subsidiary ("Non-Employee Director") should be primarily a mix of cash and equity compensation. Director compensation and benefits are recommended to the Board of Directors from time to time by the Compensation Committee for Board approval. Directors who are officers or employees of the Company or any subsidiary receive no additional compensation for service on the Board or any of its committees.

Cash Compensation

Each Non-Employee Director receives an annual retainer of $45,000, a fee of $2,500 for attendance at each meeting of the Board or any Board committee attended in person ($1,250 per meeting for telephonic Board or Board committee meetings), plus reimbursement of expenses. Each Committee Chairman (other than Mr. Storch) receives an additional $5,000 annual retainer.

Annual retainer fees are paid quarterly, Committee Chairman retainer fees are paid annually, and meeting fees are paid promptly following each meeting attended, as are reimbursement of expenses. Each Non-Employee Director may elect to defer receipt of the retainer and meeting fees pursuant to the Company's Non-Employee Directors' Deferred Compensation Plan. Under the Plan, deferred retainer fees are converted into stock units equivalent to shares of Common Stock, and deferred meeting fees are credited with interest quarterly based on the 10-year United States Treasury Bond rate. Distributions of deferred retainer fees under the Plan are made in cash or equivalent value Common Stock, at the participant's election, and distribution of deferred meeting fees are made in cash, in each case upon termination of service on the Board or on the happening of certain other events, as specified in the Plan.

Equity Compensation

Each Non-Employee Director also is eligible to receive discretionary stock option grants and restricted stock awards from time to time under the AAR CORP. Stock Benefit Plan, as may be determined by the Compensation Committee and the Board of Directors. In Fiscal 2006, the Board of Directors, upon the recommendation of the Compensation Committee, determined that each Non-Employee Director should receive an annual restricted stock award of 2,500 shares each year for the next four years (having a grant date of July 11 each year), vesting pro rata over a three-year period, on each anniversary of the grant date. Consistent with the foregoing, on July 11, 2008, the Board of Directors, upon the recommendation of the Compensation Committee, made a restricted stock grant of 2,500 shares for Fiscal 2009 to each Non-Employee Director. Restricted stock recipients are entitled to vote and receive dividends, if any, on shares of restricted stock.

Other Compensation

Each Non-Employee Director, upon being elected a director, receives term life insurance coverage of $200,000 and is eligible (with spouse) to participate in a Company-paid, annual physical program. The Company also reimburses its directors and, in certain circumstances, spouses who accompany directors, for travel, lodging and related expenses they incur in attending Board and committee meetings.

Terminated Directors' Retirement Plan

The Company terminated the Non-Employee Directors' Retirement Plan effective April 10, 2001. Any Non-Employee Director who was a director on the Plan's effective date of termination or a retired director then receiving benefits under the Plan continues to be eligible to receive benefits pursuant to the terms of the Plan as the Plan was in effect and applicable to such participant on the earlier of the date of Plan termination or date of retirement. Benefits are paid upon reaching age 65 and retiring from the Board if such director has completed at least five years of service as a director. Benefits are paid quarterly in cash in an amount equal to 25% of the annual retainer payable from time to time to an active director and are paid for a period equal to the total number of years of service as a director to a maximum of ten years or until death. Liabilities under the Plan are unfunded. Mr. Brocksmith is the only current director eligible to receive benefits under the Plan upon retirement from the Board.

Fiscal 2010 Director Compensation

Non-Employee Director compensation for the fiscal year ended May 31, 2010 ("Fiscal 2010") will remain the same as it was at the end of Fiscal 2009, except for an increase in the number of shares granted as equity compensation. On July 14, 2009, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, approved a restricted stock grant of 4,000 shares for Fiscal 2010 (an increase over the prior year's 2,500 share grant) to each Non-Employee Director.

Director Compensation Table

The following table details the total compensation paid to the Company's Non-Employee Directors for Fiscal 2009:

Name[1]	Fees Earned or Paid in Cash($)[2]	Stock Awards($)[3]	Option Awards($)[4]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings($)[5]	All Other Compensation ($)[6]	Total ($)
Norman R. Bobins	62,500	19,648	0	0	0	6,452	88,600
Michael R. Boyce	66,250	52,856	0	0	0	—	119,106
James G. Brocksmith, Jr.	82,500	52,856	0	0	32,858	7,720	175,934
Gerald F. Fitzgerald, Jr.	71,250	52,479	0	0	0	629	124,358
Ronald R. Fogleman	71,250	52,856	0	0	0	2,695	126,801
James E. Goodwin	81,250	52,856	0	0	0	—	134,106
Patrick J. Kelly	63,750	52,479	0	0	0	406	116,635
Marc J. Walfish	68,750	52,856	0	0	0	—	121,606
Ronald B. Woodard	77,500	52,856	0	0	0	3,230	133,586
1
Mr. Storch and Mr. Romenesko are not included in this table as they are employee directors of the Company and receive no additional compensation for their service as directors. Their compensation from the Company is set forth on the Summary Compensation Table in this Proxy Statement.

2
The following table provides a breakdown of director fees earned or paid in cash for Fiscal 2009:

Name	Annual Retainer ($)	Committee Chair Retainer Fees ($)	Meeting Fees ($)	Total ($)
Norman R. Bobins	45,000	0	17,500	62,500
Michael R. Boyce	45,000	0	21,250	66,250
James G. Brocksmith, Jr.	45,000	5,000	32,500	82,500
Gerald F. Fitzgerald, Jr.	45,000	0	26,250	71,250
Ronald R. Fogleman	45,000	5,000	21,250	71,250
James E. Goodwin	45,000	5,000	31,250	81,250
Patrick J. Kelly	45,000	0	18,750	63,750
Marc J. Walfish	45,000	0	23,750	68,750
Ronald B. Woodard	45,000	0	32,500	77,500
3
The amounts in this column reflect the Company's expense recognized in Fiscal 2009 for financial statement reporting purposes with respect to all outstanding restricted stock awards (including Fiscal 2009 awards and all prior year awards) held by each Non-Employee Director, computed in accordance with SFAS 123(R). Under SFAS 123(R), the amounts shown exclude the impact of estimated award forfeitures. The grant date fair value of the restricted stock awarded to each Non-Employee Director in Fiscal 2009, computed in accordance with SFAS 123(R), was $35,075. The amounts in this column do not represent the actual value that will be realized by the Non-Employee Directors. As of May 31, 2009, the number of unvested restricted shares held by each Non-Employee Director was as follows: Mr. Bobins, 2,500 shares; Mr. Boyce, 5,001 shares; Mr. Brocksmith, 5,001 shares; Mr. Fitzgerald, 5,001 shares; Mr. Fogleman, 5,001 shares; Mr. Goodwin, 5,001 shares; Mr. Kelly, 5,001 shares; Mr. Walfish, 5,001 shares; and Mr. Woodard 5,001 shares.

4
No stock options were granted to Non-Employee Directors in Fiscal 2009 and all previously issued options held by directors are fully vested. Accordingly, the Company recognized no accounting expense in Fiscal 2009 for financial statement reporting purposes with respect to stock options held by its Non-Employee Directors. The aggregate number of shares issuable pursuant to stock options held by each Non-Employee Director as of May 31, 2009 was as follows: Mr. Bobins, 0; Mr. Boyce, 0; Mr. Brocksmith, 17,000; Mr. Fitzgerald, 0; Mr. Fogleman, 17,000; Mr. Goodwin, 17,000; Mr. Kelly, 0; Mr. Walfish, 17,000; and Mr. Woodard, 3,500.

5
Mr. Brocksmith is the only current director eligible to receive benefits under the Company's Non-Employee Directors' Retirement Plan upon retirement from the Board. The amount in this column represents the increase in the present value of accumulated benefits under the Company's Non-Employee Directors' Retirement Plan, as of May 31, 2009, determined using assumptions consistent with those used for reporting purposes in the Company's 2009 Form 10-K. There were no preferential or above-market earnings credited under the Company's Non-Employee Directors' Deferred Compensation Plan.

6
This column includes reimbursed expenses in connection with spousal travel and/or travel and hotel expense in connection with the Company-paid director/spouse annual physical program as well as the cost of the annual physical program and the cost of term life insurance.

Compensation Committee Interlocks and Insider Participation

Messrs. Brocksmith, Boyce, Fogleman, Kelly, and Woodard, all of whom are independent Non-Employee Directors, are the current members of the Compensation Committee of the Board of Directors of the Company. During Fiscal 2009, none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served on either the Board of Directors of the Company or on the Compensation Committee of the Board of Directors of the Company.

V. SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following tables show the shares of Common Stock beneficially owned, as of July 31, 2009, by (i) each current director and director nominee for election to the Board, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each beneficial owner of more than five percent of the outstanding shares of Common Stock. Except as noted, the nature of beneficial ownership for shares shown in the tables is sole voting and investment power, and none of the shares shown in the tables is pledged by any of the persons listed.

Security Ownership of Management

Name	Shares Beneficially Owned[1]	Percent of Shares Outstanding if Greater than 1%
Norman R. Bobins	11,500	—
Michael R. Boyce[2]	38,300	—
James G. Brocksmith, Jr.	31,000	—
James J. Clark	189,713	—
Gerald F. Fitzgerald, Jr.	34,000	—
Ronald R. Fogleman	31,000	—
James E. Goodwin	33,000	—
Patrick J. Kelly[3]	27,500	—
Richard J. Poulton	37,077	—
Terry D. Stinson	28,718	—
Timothy J. Romenesko	221,722	—
David P. Storch4,[5]	1,235,862	3.19%
Marc J. Walfish	38,000	—
Ronald B. Woodard	21,500	—
All directors and executive officers as a group	1,978,892	5.12%
1
Includes unvested restricted shares held by directors and executive officers, as well as the following shares of the identified person that may be acquired within 60 days of July 31, 2009 through the exercise of stock options: Mr. Brocksmith, 17,000 shares; Mr. Clark, 70,594 shares; Mr. Fogleman, 17,000 shares; Mr. Goodwin, 17,000 shares; Mr. Poulton, 2,000 shares; Mr. Romenesko, 105,118 shares; Mr. Stinson, 0 shares; Mr. Storch, 328,742 shares; Mr. Walfish, 17,000 shares; and Mr. Woodard, 3,500 shares; and all directors and executive officers as a group, 590,704 shares.

2
Includes 10,000 shares beneficially owned through Maverick Investors Limited Partnership, a family partnership of which Mr. Boyce is a general partner.

3
Includes 16,000 shares beneficially owned through KMK & Associates, LLC, of which Mr. Kelly is a one-third owner.

4
Includes 18,810 shares beneficially owned by Mr. Storch's wife, as to which Mr. Storch disclaims beneficial ownership.

5
    Includes 50,000 shares beneficially owned through DPS Asset Management LLC, a family investment vehicle of which Mr. Storch is President.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
Barclays Global Investors, NA1 400 Howard Street San Francisco, CA 94105	2,616,811	6.77%
Bay Resources Partners, L.P.[2] 2100 RiverEdge Parkway, Suite 840 Atlanta, GA 30328	1,947,684	5.0%
Earnest Partners, LLC[3] 1180 Peachtree Street, NE Suite 2300 Atlanta, GA 30309	3,946,798	10.2%
Morgan Stanley[4] 1585 Broadway New York, NY 10036	3,386,126	8.7%
Westport Asset Management, Inc.[5] 253 Riverside Avenue Westport, CT 06880	2,278,913	5.89%
1
Based on a Schedule 13G filing dated February 6, 2009, Barclays Global Investors, NA and certain of its affiliates disclosed beneficial ownership with respect to the shares as follows:

(i)	sole voting power:	2,024,780
(ii)	shared voting power:	—
(iii)	sole dispositive power:	2,616,811
(iv)	shared dispositive power:	—
2
Based on a Schedule 13G filing dated May 28, 2009, Bay Resource Partners, L.P. and certain of its affiliates disclosed beneficial ownership with respect to the shares as follows:

(i)	sole voting power:	87,600
(ii)	shared voting power:	1,860,084
(iii)	sole dispositive power:	87,600
(iv)	shared dispositive power:	1,860,084
3
Based on a Schedule 13G filing dated January 13, 2009, Earnest Partners, LLC disclosed beneficial ownership with respect to the shares as follows:

(i)	sole voting power:	1,631,625
(ii)	shared voting power:	1,025,273
(iii)	sole dispositive power:	3,946,798
(iv)	shared dispositive power:	—

4
Based on a Schedule 13G filing dated February 16, 2009, Morgan Stanley disclosed beneficial ownership with respect to the shares as follows:

(i)	sole voting power:	3,305,107
(ii)	shared voting power:	999
(iii)	sole dispositive power:	3,386,126
(iv)	shared dispositive power:	—
5
Based on a Schedule 13G filing dated February 13, 2009, Westport Asset Management, Inc. and certain of its affiliates disclosed beneficial ownership with respect to the shares as follows:

(i)	sole voting power:	291,522
(ii)	shared voting power:	1,797,576
(iii)	sole dispositive power:	291,522
(iv)	shared dispositive power:	1,987,391

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and beneficial owners of more than 10% of the Company's stock, if any, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NYSE, and to furnish copies of these forms to the Company. To the Company's knowledge, based solely upon a review of copies of SEC Forms 3, 4 and 5 and upon related written representations furnished to the Company with respect to Fiscal 2009, the Company believes that all of the Company's officers and directors filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934 during Fiscal 2009, except that Mr. Boyce, a director of the Company, filed a late Form 4 on September 9, 2008 to report the prior sale of 2,000 shares held in a discretionary broker account.

VI. EXECUTIVE COMPENSATION

Compensation Committee's Report on Executive Compensation

The Compensation Committee of the Board of Directors of the Company furnishes the following report to the stockholders of the Company in accordance with applicable SEC rules.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth below with the Company's management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

Compensation Committee
    James G. Brocksmith, Jr., Chairman
    Michael R. Boyce
    Ronald R. Fogleman
    Patrick J. Kelly
    Ronald B. Woodard

Compensation Discussion and Analysis

Overview

The purpose of this Compensation Discussion and Analysis section is to describe and explain the Company's executive compensation program, including:

  •
  the goals of the Company's executive compensation program;

  •
  the role of the Compensation Committee;

  •
  the key factors affecting compensation decisions;

  •
  the principal compensation elements used to achieve the Company's goals;

  •
  the compensation decisions made with respect to Fiscal 2009 compensation for the Company's Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers (collectively, the "named executive officers"); and

  •
  the reasons for these compensation decisions.

Goals of the Executive Compensation Program

The goals of the Company's executive compensation program are to:

  •
  attract and retain talented executives capable of achieving the Company's strategic business initiatives;

  •
  motivate and reward executives to meet or exceed financial performance measures designed to produce outstanding business results for the Company and contribute to long-term stockholder value; and

  •
  provide for compensation that strikes a proper balance between short-term and long-term compensation and between cash and equity compensation, in each case taking into account Company, business group, and individual performance.

Role of the Compensation Committee

The Compensation Committee is responsible for structuring and administering executive compensation. The Compensation Committee is comprised of five individuals, each of whom has been determined by the Board of Directors to be:

  •
  an independent director of the Company under applicable NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence;

  •
  a non-employee director for purposes of Rule 16b-3 of the Exchange Act; and

  •
  an outside director for purposes of Section 162(m) of the Internal Revenue Code.

The Compensation Committee relies upon the judgment of its members and considers historical and comparative compensation information and other relevant information provided by management and outside compensation consultants in making compensation decisions. It reviews the performance of the Company and the executives during the year, taking into account established goals, leadership qualities, operational performance, business responsibilities, career experience, and long-term potential to enhance stockholder value. In addition, the Compensation Committee considers other key factors that it deems relevant in making executive compensation decisions, including those identified below.

Key Factors Affecting Executive Compensation Decisions

The following are key factors affecting the executive compensation decisions made by the Compensation Committee for the Company's executives, including its named executive officers:

  •
  Relationship Between Pay and Performance:    A principal compensation guideline of the Compensation Committee is to establish a strong link between pay and performance. The Compensation Committee seeks to set the types and levels of performance-based awards so that superior performance is rewarded with superior compensation, while below target performance results in below target compensation. Generally, as an executive's level of responsibility increases, a greater percentage of total compensation opportunity is based on performance, and the mix of total compensation shifts toward stock. This approach aligns the long-term interests of the executives with those of stockholders. For Fiscal 2009, an executive's annual cash incentive and the number of performance-based shares of restricted stock received by the executive were based upon the Company's Fiscal 2009 actual results compared to certain pre-established performance goals (including the Company's Fiscal 2009 net income and its long-term recourse net debt-to-capital ratio).

  •
  Retention of Compensation Consultants:    The Compensation Committee has the authority under its charter to retain the services of outside advisors. The Compensation Committee has retained compensation consultants in the past to advise on the design and implementation of the various elements of the program and the level of individual executive participation. In Fiscal 2009, the Compensation Committee retained Hewitt Associates LLC ("Hewitt") as its compensation consultant following a nationwide search process. As described below, Hewitt assisted the Compensation Committee with the establishment of a new peer group of companies for compensation comparison purposes and the benchmarking of executive and director compensation for Fiscal 2010.

  •
  Competitive and Benchmarking Information:    Total compensation opportunities for each executive are intended to be competitive with those offered by other companies competing for talent in the Company's employment market. The Company periodically reviews compensation paid by a peer group of companies in determining base salaries, annual cash incentive opportunities, and long-term incentive opportunities provided to its executive officers. The Compensation Committee historically had benchmarked total direct compensation (meaning base salary, plus annual cash incentive, plus long-term incentive opportunity) for the Company's executive officers at or near the 75th percentile based on compensation of comparable positions at a peer group of companies, with base salaries targeted between the 50th and 75th percentile of salary levels of comparable positions in the peer group companies. In setting compensation for Fiscal 2009, the Compensation Committee, in July 2008, determined that the appropriate peer group companies based on the marketplace for executive talent in the Company's businesses were the 10 companies, in addition to AAR, in the S&P 600 Aerospace/Defense smallcap index, namely:

Applied Signal Technology, Inc.	GenCorp Inc.
Ceradyne Inc.	Moog, Inc.
Cubic Corporation	Orbital Sciences Corporation
Curtiss-Wright Corporation	Teledyne Technologies Incorporated
Esterline Technologies Corporation	Triumph Group, Inc.

    In July 2009, Hewitt prepared, at the Compensation Committee's request in response to the Company's revenue growth and the changing nature of its business, a new and broader compensation peer group consisting of companies both within and outside the Aerospace and Defense sector based upon the following criteria: company type (publicly traded on a major exchange); location (headquartered in the United States); industry type (using Standard and Poor's GICS codes); annual revenues (one-third to three times the Company's annual revenues); businesses that are similar to the Company's business units; stock price volatility; and various financial performance measures (including revenue growth, net income growth, earnings per share growth, total return, and return on average assets). Based on its review and analysis of Hewitt's recommendations and the supporting information, the Compensation Committee approved a new peer group for the Company for executive compensation purposes consisting of the following 25 companies:

Aircastle Ltd.	Interline Brands, Inc.
B/E Aerospace, Inc.	Kaman Corp.
Cascade Corporation	Ladish Co., Inc.
Curtiss-Wright Corporation	Lawson Products
Ducommun Incorporated	Moog Inc.
DXP Enterprises, Inc.	MSC Industrial Direct
Dyncorp International Inc.	Rockwell Collins Inc.
Esterline Technologies Corporation	Spirit Aerosystems Holdings
Freightcar America, Inc.	Teledyne Technologies Incorporated
H&E Equipment Services, Inc.	The Greenbrier Companies Inc.
HEICO Corp.	Transdigm Group Inc.
Hexcel Corporation	Triumph Group, Inc.
Wabtec Corporation

    At its July 13, 2009 meeting, the Compensation Committee used information from this peer group in setting performance goals for Fiscal 2010 annual cash incentives based on net income performance and the Company's ability to maintain a long-term recourse net debt to capital ratio of 50% or less. The Compensation Committee also analyzed the total direct compensation of the Company's executive officers at its July 2009 meeting, using compensation data provided by Hewitt of the Company's new peer group and of general industry companies with revenues between $500 million and $3 billion. Based on its finding that the values of the long-term incentives for the Company's executive officers were below the 50th percentile of each of these comparative groups, principally as a result of the Committee's practice adopted in the aftermath of September 11, 2001 to make equity awards only in every other year, the Compensation Committee approved a July 2009 stock option grant designed to reward executives for the Company's latest results and to bring its equity grant practices in line with peer group companies. Under this program, approximately 100 key employees received stock option grants, including the named executive officers as follows: Mr. Storch, 200,000 shares; Mr. Romenesko, 60,000 shares; Mr. Clark, 10,000 shares; Mr. Poulton, 60,000 shares; and Mr. Stinson, 10,000 shares.

    The Compensation Committee will continue to work with Hewitt in Fiscal 2010 to develop a comprehensive executive compensation program that gives appropriate weight to competitive and benchmarking information while focusing principally on the performance of the Company and the individual executives.

  •
  Historical Compensation Information:    The Compensation Committee reviews and considers historical compensation data for the Company's executives, including the named executive officers. This data includes summaries of cash and equity compensation received in past years by each of the executive officers. In addition, the Compensation Committee reviews tally sheets that summarize the named executive officers' total annual compensation, including cash and non-cash direct compensation, cumulative benefits and savings under retirement plans and equity compensation programs, perquisites and potential payments on termination of employment, whether on a Change in Control of the Company or otherwise.

  •
  Recommendations of the Chief Executive Officer:    Based upon the compensation parameters established by the Compensation Committee and its compensation consultant, the Company's Chief Executive Officer provides recommendations regarding compensation actions for all of the other named executive officers. In making these recommendations, the Chief Executive Officer evaluates the performance of the executives during the prior year against pre-established performance goals, which cover a range of objective and subjective factors. Some of the performance goals relate to the Company's financial performance or the executive's business unit's financial performance; other performance goals are non-quantitative and relate to customer relationships, acquisition integration, diversity development or similar Company initiatives. The Company's Human Resources Department assists the Chief Executive Officer by collecting and organizing relevant historical and current compensation information, including information received from the Compensation Committee's consultant, as well as peer group compensation information and industry trends. The Chief Executive Officer and the Vice President of the Human Resources Department participate in all Compensation Committee meetings.

    The Chief Executive Officer and the Compensation Committee actively discuss compensation decisions for the Company's executives. However, the Compensation Committee has the ultimate decision-making authority and responsibility for compensation decisions affecting the Company's executives, including its named executive officers.

  •
  Internal Pay Equity:    In addition to peer group compensation information and general industry company compensation information, the Compensation Committee reviews internal pay comparisons among the Company's executives to ensure that the Company's executive compensation program reflects the executives' positions, responsibilities and contributions to the Company.

Principal Compensation Elements of the Executive Compensation Program

Base Salary

The Company provides competitive base salaries designed to reward individual performance and contributions consistent with an executive officer's position and responsibilities. The Compensation Committee annually reviews the base salaries of all corporate officers, including the Chief Executive Officer and the other named executive officers, and may adjust base salaries depending upon:

  •
  the executive's current salary;

  •
  the executive's qualifications, responsibilities, and assessed performance contribution, including significant changes in responsibility or performance related to established goals;

  •
  the executive's tenure with the Company and the position held by the executive;

  •
  competitive salary considerations relative to similar positions at other companies competing for talent in the Company's employment market, including the cited peer group companies; and

  •
  the recommendation of the Chief Executive Officer, in the case of all other executive officers.

Historically, the Compensation Committee has set the base salaries of the Company's named executive officers in the 50th to 75th percentile of salary levels of comparable positions in its peer group companies. The Company does not target base salaries as any specific percentage of total compensation when setting base salary; however, given the emphasis on the link between pay and performance, base salaries are a less significant percentage of total compensation compared to the Company's variable performance-based compensation.

Based upon the above factors, the Compensation Committee, in July 2008, approved base salary increases, effective June 1, 2008, as shown in the "Salary" column of the Summary Compensation Table, reflecting a Company-wide salary increase of 3.0%, and an additional 10% increase in the case of Mr. Romenesko and an additional 7% increase in the case of Mr. Poulton in recognition of their contributions to the Company during their first years as President and Chief Financial Officer, respectively.

In 2009, management recommended and the Compensation Committee approved the freezing of Fiscal 2010 base salaries of all employees, including the named executive officers, who earned more than $100,000 (employees earning $75,000 or less received a 2% salary increase and employees earning between $75,000 and $100,001 received a 1% salary increase). Notwithstanding the Company's excellent financial performance in Fiscal 2009, the Compensation Committee and management determined that a conservative approach to Fiscal 2010 was warranted in light of continuing economic uncertainty in the United States and abroad, ongoing challenges faced by the commercial aviation industry, and questions relating to the level of government and defense spending. The one exception to the above relates to Mr. Poulton's base salary, which was adjusted to $360,000 from $330,000 to put Mr. Poulton at the 50th percentile of base salary levels among chief financial officers of the Company's new peer group.

Annual Cash Incentive Opportunities

The Compensation Committee believes that annual incentive opportunities, payable in cash, serve as an appropriate incentive for achievement of the Company's short-term performance goals. Within the first 90 days of each fiscal year, the Company establishes specific performance goals for its executive officers, including the named executive officers, that govern the payment of annual cash bonuses for that fiscal year. The Company pays a cash bonus to each named executive officer, measured as a percentage of the executive officer's salary (except for Messrs. Clark and Stinson), based on the extent to which the Company and the executive officer achieve applicable performance goals. Generally, performance at a target level will result in a target bonus, and performance above or below target will result in payment of a bonus at a higher or lower percentage of salary, respectively. Performance below a minimum threshold will result in no bonus payment. Messrs. Clark and Stinson's cash bonuses are based on the performance results for their business groups (Aviation Supply Chain in Mr. Clark's case and Structures and Systems in Mr. Stinson's case), as described below. In all cases, the Company reserves the right to reduce the amount of any cash bonus payable to an executive based on individual performance and to reflect the inclusion or exclusion of extraordinary items in the bonus determination.

Fiscal 2009 Performance Goals.    In July 2008, the Compensation Committee approved Fiscal 2009 performance goals for annual cash incentive opportunities for Messrs. Storch, Romenesko and Poulton based on the Company's net income (target of $67.4 million) and a leverage ratio (target of 50% or less). For purposes of measuring attainment of these performance goals for Fiscal 2009, net income is the Company's net income reported in its audited financial statements; and leverage ratio is based on maintaining a long-term recourse net debt-to-capital ratio of 50% or less. The choice of these performance measures reflected the priority placed by the Company on preserving and growing stockholder wealth and maintaining a strong balance sheet.

For Fiscal 2009, the performance goals for Messrs. Clark and Stinson's annual cash incentive opportunities were based on the following financial measures for their respective business groups (Aviation Supply Chain for Mr. Clark and Structures and Systems for Mr. Stinson) rather than overall Company performance: (i) pre-tax income; (ii) return on invested capital; and (iii) cash flow. The choice of these performance goals for Messrs. Clark and Stinson likewise reflected the Company's emphasis on cash generation and preservation, as well as the Compensation Committee's belief that achievement of the performance goal targets would require superior performance by the Aviation Supply Chain and Structures and Systems business groups.

The relative weight assigned to each of these performance goals in Fiscal 2009 for each named executive officer appears in the table below:

Name	Net Income	Return on Invested Capital	Leverage Ratio/ Cash Flow[2]
David P. Storch	50%	N/A	50%
Timothy J. Romenesko	50%	N/A	50%
James J. Clark[1]	85%	4%	11%
Richard J. Poulton	50%	N/A	50%
Terry D. Stinson[1]	76%	18%	6%
1
Pre-tax income, return on invested capital and cash flow of (i) Aviation Supply Chain in the case of Mr. Clark and (ii) Structures and Systems in the case of Mr. Stinson.

2
Cash flow of Aviation Supply Chain in the case of Mr. Clark and cash flow of Structures and Systems in the case of Mr. Stinson, and the Company's long-term recourse net debt-to-capital ratio leverage ratio in the case of all other named executive officers.

The target annual bonus opportunities for the named executive officers vary depending on position, the Company's performance and the Committee's individual assessment of the named executive officer's individual contributions, and are set forth in the table below:

Percentage of Base Salary
Name	Threshold[1]	Target	Maximum[1]
David P. Storch	70%	100%	150%
Timothy J. Romenesko	70%	100%	125%
James J. Clark[2]	N/A	N/A	N/A
Richard J. Poulton	42%	60%	100%
Terry D. Stinson[2]	N/A	N/A	N/A
1
Threshold bonus is based upon attainment of 70% or 80% (depending upon the executive officer involved) of the performance goal targets specified above. Maximum bonus is based upon attainment of 120% of such performance goal targets.

2
Mr. Clark's and Mr. Stinson's annual Fiscal 2009 bonus opportunities were not based on a percentage of salary; rather they were based upon the results of their respective business group measured by pre-tax income, return on invested capital and cash flow. Mr. Clark's Fiscal 2009 target bonus opportunities were $600,000 based on pre-tax income, $30,000 based on return on invested capital and $75,000 based on cash flow, for a total target bonus opportunity of $705,000 (which, for comparison purposes, equated to 220% of his Fiscal 2009 base salary). Mr. Stinson's Fiscal 2009 target bonus opportunities were $325,000 based on pre-tax income, $75,000 based on return on invested capital and $25,000 based on cash flow, for a total target bonus opportunity of $425,000 (which, for comparison purposes, equated to 138% of his Fiscal 2009 base salary). Messrs. Clark and Stinson each had the ability to exceed the Fiscal 2009 target bonus opportunity if their respective business group exceeded their Fiscal 2009 pre-tax income performance goal targets.

Fiscal 2009 Actual Results.    The Company's actual results in Fiscal 2009 exceeded each of its performance goal targets, with net income of $78.7 million, and a long-term recourse net debt-to-capital ratio of 25.9%. Structures and Systems also achieved its pre-tax income, return on invested capital and cash flow performance goal targets for Fiscal 2009. The economic recession and its impact on the commercial aviaton industry caused Aviation Supply Chain to fall short of its performance goal targets for Fiscal 2009, notwithstanding an excellent performance.

The annual cash bonuses reflecting this Fiscal 2009 performance that were paid to the named executive officers are set forth under the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. Aviation Supply Chain's Fiscal 2009 performance did not result in an annual cash bonus for Mr. Clark. Based upon management's recommendation, however, the Compensation Committee approved a discretionary bonus to Mr. Clark for Fiscal 2009 performance, as set forth under the "Bonus" column of the Summary Compensation Table, based upon Mr. Clark's overall performance and contributions to the Company in Fiscal 2009, his total direct compensation in comparison to relevant peer group information and his prior bonus awards in Fiscal 2008 and Fiscal 2007.

Fiscal 2010 Performance Goals.    At its July 13, 2009 meeting, the Compensation Committee set performance goals based on net income and a leverage ratio for purposes of the Company's Fiscal 2010 annual cash incentive opportunities for its named executive officers, except for Messrs. Clark and Stinson for whom it set performance goals based on pre-tax income, return on invested capital, and cash flow of their respective business groups.

Long-Term Incentive Opportunities

The Company uses equity compensation to provide long-term incentive opportunities for its named executive officers and other executive officers. The Company believes that the use of equity compensation rewards executives in a manner that aligns their interests with the interests of the Company's stockholders. Long-term equity-based compensation represents the most significant component of total compensation for the Company's executives.

Equity compensation is provided under the stockholder-approved AAR CORP. Stock Benefit Plan ("Stock Benefit Plan"). Under the Stock Benefit Plan, the Compensation Committee has the discretion to grant stock options, performance-based restricted stock awards, employment-based restricted stock awards, stock awards with no restrictions, or any combination of the foregoing. The Stock Benefit Plan also provides for the use of stock appreciation units; however, to date, the Compensation Committee has not granted any stock appreciation units.

Generally, when determining restricted stock and stock option grant opportunities, the Committee considers the executive's position and responsibilities in the Company, performance and contributions during the preceding year, capabilities and potential for future contributions to the Company, the number of restricted stock shares and options previously granted to the executive and, for senior management (including the named executive officers), their stock ownership relative to the Company's stock ownership guidelines, and the Chief Executive Officer's recommendation.

•
Performance-Based Restricted Stock:    The current long-term incentive vehicle for the named executive officers and certain other executive officers is performance-based restricted stock. Individuals are given target award opportunities at the beginning of a two-year program period (consisting of two individual fiscal year performance periods and a third combined two fiscal year performance period). The actual grants of the restricted stock are made at the end of each performance period based on the achievement of performance goals set by the Compensation Committee at the beginning of the program period. The grants of the restricted stock will be accelerated to the 20th consecutive trading day on which the Company's Common Stock trades at an average price equal to or greater than 30% above its price at the beginning of the program period.

  Once restricted stock awards are granted based upon satisfaction of the applicable performance goals or the Common Stock price acceleration provision, they are subject to time vesting periods determined by the Compensation Committee. The use of meaningful time vesting periods encourages executives to build their careers with the Company and contributes to stability within the Company's executive leadership.

  In July 2008, the Compensation Committee approved a two-year performance-based restricted stock program for the Fiscal 2009 and Fiscal 2010 period (beginning June 1, 2008 and ending May 31, 2010), based upon a net income performance goal and a leverage ratio performance goal (long-term recourse net-debt-to-capital ratio), as set forth in the following table:

Performance Period
Performance Goals*	Fiscal 2009 (June 1, 2008 - May 31, 2009)	Fiscal 2010 (June 1, 2009 - May 31, 2010)	Combined Two Fiscal Year Period
Net Income:
Target	$67.4 million	$67.4 million	$134.8 million
Actual	$78.7 million	—	—
Leverage Ratio:
Target	Less than 50%	Less than 50%	Less than 50%
Actual	25.9%	—	—
*
The performance goal targets are used solely for measuring performance under the Company's performance-based restricted stock program. They are not intended to forecast future Company performance.

  The Compensation Committee approved the following award opportunities under the Fiscal 2009 - Fiscal 2010 performance-based restricted stock program for the named executive officers based upon the Company's achievement of the performance goal targets identified in the above table:

Named Executive Officer	Maximum Number of Restricted Shares Available for Award for the Fiscal 2009 Performance Period	Maximum Number of Restricted Shares Available for Award for the Fiscal 2010 Performance Period	Maximum Number of Restricted Shares Available for Award for the Combined Fiscal 2009 - Fiscal 2010 Performance Period	Maximum Number of Restricted Shares Available for Award under the Fiscal 2009 - Fiscal 2010 Program
David P. Storch	49,500	49,500	51,000	150,000
Timothy J. Romenesko	23,100	23,100	23,800	70,000
James J. Clark	11,550	11,550	11,900	35,000
Richard J. Poulton	11,550	11,550	11,900	35,000
Terry D. Stinson	6,600	6,600	6,800	20,000

  Under the Fiscal 2009 - Fiscal 2010 performance-based restricted stock program, no award of restricted stock is granted at the end of a performance period unless the Company achieves its performance goal targets at an 80% level (in which case 50% of the target number of shares of restricted stock is granted). Achievement of performance goal targets between 80% and 100% results in a proportional number of shares of restricted stock being granted. In no case is more than 100% of the target number of shares granted, even for performance in excess of the performance goal targets. Grants of the performance-based restricted stock will be accelerated to the 20th consecutive trading day on which the Company's Common Stock trades at an average price equal to or greater than $25.06 per share, which is 30% above its price of $19.28 on June 1, 2008, the beginning of the program period. Performance-based restricted shares, if granted, will be subject to the following vesting schedule: 20% on June 1, 2011; 40% on June 1, 2013; and 40% on June 1, 2015.

  As shown above, the Company met its Fiscal 2009 net income and leverage ratio performance goal targets. This performance resulted in the following grants of restricted stock to the named executive officers for the Fiscal 2009 performance period: Mr. Storch, 49,500 shares; Mr. Romenesko, 23,100 shares; Mr. Clark, 11,550 shares; Mr. Poulton, 11,550 shares; and Mr. Stinson, 6,600 shares.

  Mr. Stinson also participated in a supplemental performance-based restricted stock program in Fiscal 2008 and 2009 under which he was eligible to receive a potential grant of 10,890 shares of restricted stock for Fiscal 2008 and 22,110 shares of restricted stock for Fiscal 2009. For Fiscal 2008, Mr. Stinson qualified for a grant of 8,968 shares of restricted stock. For Fiscal 2009, the performance goal targets were based on the Company's net income ($77.5 million) and return on invested capital (10.67%), and Structures and Systems' net income and return on invested capital. The program was subject to the same threshold, target and maximum levels as apply to the Company-wide program discussed above. The performance of the Company and Structures and Systems in Fiscal 2009 against these performance goal targets resulted in the grant of 13,150 shares of restricted stock to Mr. Stinson for Fiscal 2009. Mr. Stinson's restricted stock under this supplemental program vests 33%, 33% and 34%, respectively, on each of the first three anniversaries of the date of grant.

•
Stock Options:    The Company did not grant any stock options to any named executive officers (other than Mr. Poulton) in Fiscal 2009 relying instead on grants of performance-based restricted stock to fund its long-term incentive opportunities for the named executive officers. Mr. Poulton received stock options with respect to 10,000 shares in Fiscal 2009 in recognition of his contributions to the Company. As reflected above under "— Key Factors Affecting Executive Compensation Discussions — Competitive and Benchmarking Information," the Compensation Committee approved stock option grants to the named executive officers in Fiscal 2010.

  Stock options, when awarded, typically are granted with an exercise price equal to the NYSE closing stock price on the date of grant, expire ten years from the date of grant or earlier upon termination of employment, become exercisable in equal increments over a period of three to five years on successive grant anniversary dates or, in some instances, upon meeting pre-determined share price performance criteria. All outstanding stock options held by the named executive officers as of the end of Fiscal 2009 were fully vested, except for stock options with respect to 10,000 shares held by Mr. Poulton.

Retirement Benefits

The Company's named executive officers participate in three retirement plans: the Retirement Plan, the Retirement Savings Plan and the Supplemental Key Employee Retirement Plan (the "SKERP").

•
Retirement Plan:    Benefit accruals under the tax-qualified Retirement Plan ceased on June 1, 2005 for most employees, including Messrs. Storch, Romenesko and Clark, the only named executive officers who participate in the Retirement Plan. At termination of employment, a participant is eligible to receive the amount credited to his account under the Retirement Plan, which consists of (i) an opening balance for those participants who participated in the Retirement Plan at December 31, 1999 equal to the then present value of the benefit accrued as of such date, (ii) quarterly pay credits (through May 31, 2005) based on the participant's age and service, and (iii) quarterly interest credits until the account is distributed based on the 30-year Treasury securities rate.

•
Retirement Savings Plan:    The Retirement Savings Plan is a tax-qualified 401(k) plan that covers most U.S. employees. An employee can elect to defer up to 75% of his compensation on a pre-tax basis, up to a maximum of $16,500 in 2009, or $21,500 if age 50 or over. Unless an employee elects otherwise, (i) participation for non-union employees hired on or after June 1, 2007 and prior to June 26, 2009 is automatic at a 3% deferral rate and (ii) participation for non-union employees hired on or after June 26, 2009 is automatic at a 5% deferral rate, with automatic 1% annual increases. The Company provides a matching contribution equal to 20% of the participant's deferrals (up to 5% of compensation), a profit sharing contribution of up to 4% of compensation based on the participant's deferrals and the performance of the participant's operating unit, and a retirement benefit contribution of up to 4% of compensation based on the participant's age and service.

•
SKERP:    The SKERP is a non-qualified retirement plan that contains a defined benefit portion and a defined contribution portion. Benefit accruals under the defined benefit portion for all employees other than Messrs. Storch and Romenesko ceased as of October 1, 2001 and were distributed to the participants. The benefits accrued under the defined benefit portion as of May 31, 2006 for Messrs. Storch and Romenesko were converted to a lump sum and transferred to the defined contribution portion of the SKERP.

  The defined contribution portion of the SKERP is intended to provide eligible employees with the portion of their elective deferrals and the Company's matching and profit sharing contributions that could not be made under the Retirement Savings Plan due to Internal Revenue Code limitations on the amount of compensation that can be taken into account in determining contributions ($230,000 in 2008 and $245,000 in 2009). The Company also makes annual supplemental contributions equal to 22% of salary and bonus for Mr. Storch and 5% or 10% of salary and bonus for the other eligible named executive officers.

Executive Perquisites

The Company provides certain executive officers, including its named executive officers, with a limited number of perquisites, as identified in the footnote to the "Other Compensation" column of the Summary Compensation Table. The Company believes these perquisites are reasonable, competitive, and consistent with the Company's overall executive compensation program. The Compensation Committee reviews on an annual basis the types and costs of perquisites provided by the Company to its executive officers.

Employment, Severance and Change In Control Agreements

The Company does not have employment agreements with its executive officers, except for its Chairman and Chief Executive Officer, David P. Storch. See "Compensation Arrangement with Chief Executive Officer" on page 34 for a description of the compensation terms applicable to Mr. Storch under his employment agreement.

The Company has Severance and Change in Control Agreements with each of the named executive officers other than Mr. Storch and Mr. Stinson. See "Potential Payments Upon Termination of Employment or Change in Control of the Company" on page 44 for a description of these agreements, including a description of the Severance and Change in Control provisions applicable to Mr. Storch under his employment agreement.

Other Compensation Practices

•
Stock Ownership Guidelines:    Under the Company's stock ownership guidelines, executive officers, including the named executive officers, and directors, are expected to own and retain significant amounts of the Company's stock. The Chief Executive Officer is expected to own Company stock having a value at least three times his base salary; the President and other executive officers are expected to own stock having a value of at least 75% of their base salary; and directors are expected to own 10,000 shares of Company stock within four years of becoming a director.

•
Equity Grant Practices:    The Compensation Committee meets from time to time to consider and act with respect to equity compensation awards for the Company's executive officers. The Compensation Committee typically makes its equity compensation decisions at its July meeting, but it also may grant equity compensation awards to newly hired or newly promoted executive officers at other times during the year. In these cases, the grant date is the date on which the Compensation Committee acts to approve the award, unless the Compensation Committee establishes the grant date at a specified future date. Board and Compensation Committee meetings are generally scheduled a year in advance and without regard to anticipated earnings and other major announcements by the Company. The Company does not time the granting of its equity compensation awards to affect the value of its executive compensation.

•
Deductibility of Executive Compensation:    Internal Revenue Code Section 162(m) generally prevents any public company from claiming a deduction for compensation in excess of $1 million for certain executive officers. This deduction limitation, however, does not apply to performance-based compensation that satisfies certain requirements under Section 162(m). The Compensation Committee has determined that it is in the best interests of the Company and its stockholders to structure compensation of executive officers so that compensation will not be subject to the deduction limit to the extent that it can reasonably do so in a manner that provides adequate incentives and allows the Company to attract and retain qualified executives. However, the Compensation Committee has previously and may in the future structure compensation arrangements that under certain circumstances may be subject to the deduction limit.

  The Company maintains the AAR CORP 162(m) Incentive Goal Program. Under this Program, the annual cash bonuses and performance-based restricted stock awards under the Stock Benefit Plan qualified in Fiscal 2009 as performance-based compensation under Section 162(m). Income recognized upon the exercise of stock options also qualifies as performance-based compensation provided that the option exercise price is at least equal to the fair market value of the stock on the date of grant. Base salaries by their nature do not qualify as performance-based compensation.

  As required under the United States tax rules, the Company must obtain stockholder approval every five years of the material terms of the performance goals for qualifying performance-based compensation, including annual incentive bonuses. The Company last received stockholder approval of the performance goals under its 162(m) Incentive Goal Program at the 2006 annual meeting.

Summary Compensation Table

The following table sets forth compensation information for the Company's Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers ("named executive officers") for the fiscal years ended May 31, 2009 ("Fiscal 2009"), May 31, 2008 ("Fiscal 2008") and May 31, 2007 ("Fiscal 2007"):

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[2]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)[4]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)[5,6]	Total ($)
DAVID P. STORCH	2009	791,295	0	1,400,347	0	1,154,231	43,437	640,820	4,030,130
Chairman of the Board and	2008	768,248	0	1,406,976	0	989,465	46,429	695,657	3,906,775
Chief Executive Officer	2007	741,500	0	855,500	0	1,094,800	43,900	612,700	3,348,400
TIMOTHY J. ROMENESKO	2009	450,000	0	450,934	0	553,199	50,503	192,643	1,697,279
President and Chief	2008	400,000	0	409,367	0	467,590	63,125	162,393	1,502,475
Operating Officer	2007	330,000	0	221,400	0	402,500	29,000	152,300	1,135,200
JAMES J. CLARK	2009	319,815	275,000	323,015	0	—	6,987	191,647	1,116,464
Group Vice President —	2008	310,500	0	329,815	0	715,789	7,071	153,786	1,516,961
Aviation Supply Chain	2007	299,400	0	214,900	0	568,500	6,800	112,300	1,201,900
RICHARD J. POULTON[7]	2009	330,000	0	222,454	16,560	319,086	—	51,221	922,761
Vice President, Chief Financial Officer and Treasurer	2008	300,000	0	172,995	0	259,108	—	25,269	757,372
TERRY D. STINSON[8] Group Vice President — Structures and Systems	2009	309,000	0	196,126	0	558,321	—	74,095	1,137,542
1
Salary adjustments for Fiscal 2009 were effective June 1, 2008.

2
The amounts in this column reflect the Company's expense recognized in Fiscal 2009, Fiscal 2008 and Fiscal 2007 for financial statement reporting purposes with respect to all outstanding restricted stock awards (including Fiscal 2009 awards and all prior year awards) held by each named executive officer, computed in accordance with SFAS 123(R). Under SFAS 123(R), the amounts shown exclude the impact of estimated award forfeitures. See footnote 3 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for an explanation of the assumptions made by the Company in the valuation of these awards. The amounts in this column do not represent the actual value that may be realized by the named executive officers. Similarly, the amounts in this column do not represent the grant date fair value of the performance-based stock grants made to the named executive officers, which in Fiscal 2009 were as follows on the May 31, 2009 grant date: Mr. Storch, $727,650; Mr. Romenesko, $339,570; Mr. Clark, $169,785; Mr. Poulton, $169,785; and Mr. Stinson, $290,325.

3
The amounts in this column reflect the Company's expense recognized in Fiscal 2009, Fiscal 2008 and Fiscal 2007 for financial statement reporting purposes with respect to all outstanding stock options held by each named executive officer, computed in accordance with SFAS 123(R). Under SFAS 123(R), the amounts shown include the impact of estimated award forfeitures. See footnote 3 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for an explanation of the assumptions made by the Company in the valuation of these awards. No stock options were granted to any named executive officer in Fiscal 2009, Fiscal 2008 or Fiscal 2007, except for Mr. Poulton who received a stock option grant of 10,000 shares in Fiscal 2009. All outstanding stock options held by the named executive officers as of the end of Fiscal 2009 were fully vested, except for stock options with respect to 10,000 shares held by Mr. Poulton.

4
This column shows the annual cash incentives earned by each named executive officer for Fiscal 2009, Fiscal 2008 and Fiscal 2007 under the Company's cash incentive plan for its executive officers, including the named executive officers. The "Compensation Discussion and Analysis" section of this Proxy Statement contains additional information about these annual cash incentives (including that these annual cash incentives qualify as performance-based compensation under Section 162(m) of the Code and are thus fully deductible by the Company) and the discretionary bonus paid to Mr. Clark as set forth in the "Bonus" column above.

5
These columns do not include amounts transferred in Fiscal 2008 and Fiscal 2007 from the defined benefit portion of the SKERP to the defined contribution portion of the SKERP for Messrs. Storch and Romenesko. The "Change in Pension Value and

  Non-Qualified Deferred Compensation Earnings" column does not include any preferential or above-market earnings on deferred compensation as the Company does not pay such earnings on the deferred compensation of its named executive officers.

6
The table below provides a breakdown by type and amount of the totals shown in the "All Other Compensation" column for each named executive officer in Fiscal 2009. As required by the SEC rules, the Company values perquisites based on the aggregate incremental cost to the Company. In the case of the personal use of aircraft leased by the Company, the Company determines aggregate incremental cost based on average variable costs, including fuel, maintenance, weather-monitoring, on-board catering, and landing/ramp fees. The total variable costs are divided by the number of miles flown by the aircraft to derive an average variable cost per mile. The average variable cost per mile is then multiplied by the miles flown for personal use to derive the incremental variable cost to the Company. This method of calculating incremental cost excludes fixed costs that are incurred irrespective of personal use, such as pilot's salaries, other employees' salaries, purchase cost of the aircraft and non-trip related hangar expenses. As shown below, there was no compensation attributable to personal use of aircraft in Fiscal 2009.

Name	Company 401(k) Plan Contributions ($)	Company SKERP Contributions ($)	Club Dues ($)	Financial Planning ($)	Personal Use of Aircraft ($)	Auto Allowance ($)	Company-Paid Split-Dollar Life Insurance Premium ($)	Executive Physical ($)	Spouse Travel ($)	Other ($)
Mr. Storch	19,469	523,865	37,013	12,750	—	12,300	26,860	2,855	—	5,708
Mr. Romenesko	19,567	142,159	13,268	11,000	—	—	3,966	2,357	326	—
Mr. Clark	18,286	162,740	—	9,000	—	—	1,621	—	—	—
Mr. Poulton	13,740	37,481	—	—	—	—	—	—	—	—
Mr. Stinson	4,065	64,030	—	6,000	—	—	—	—	—	—
7
Mr. Poulton was not an executive officer of the Company in Fiscal 2007.

8
Mr. Stinson was not a named executive officer of the Company in Fiscal 2008 or Fiscal 2007.

Compensation Arrangement with Chief Executive Officer

The Company has an employment agreement with Mr. Storch that was amended and restated for a term commencing May 31, 2006 and ending May 31, 2010, subject to extension by the parties. The employment agreement provides for:

  •
  a base salary of not less than $717,168 per year or such increased amount as the Compensation Committee may determine;

  •
  an annual cash incentive opportunity of up to 150% of Base Salary for performance against financial goals established by the Compensation Committee;

  •
  a long-term equity incentive compensation opportunity to receive shares of restricted stock under the Company's Stock Benefit Plan as described below; and

  •
  specified fringe benefits, including personal use for Mr. Storch and his accompanying family members of Company aircraft (subject to payment by Mr. Storch for each accompanying passenger), annual automobile allowance, payment of country club dues, fees and certain charges, reimbursement of dues, fees, charges and expenses relating to membership in professional clubs/organizations and not-for-profit educational organizations, financial planning and tax preparation services, executive physical, and payment of reasonable legal fees incurred to negotiate the agreement.

For each fiscal year in the two-year program period from June 1, 2008 through May 31, 2010, Mr. Storch was entitled to receive a long-term equity incentive compensation opportunity of (a) up to $600,000 of restricted stock for achievement of the Company's net income performance goal for each fiscal year within the program period and (b) up to $600,000 of restricted stock for achievement of the Company's return on invested capital performance goal for each fiscal year within the program period, for a combined opportunity of $2.4 million. Mr. Storch also had an additional award opportunity of up to 50% of the total two-year award (or $1.2 million), based on the combined achievement against these two goals for the program period. Accordingly, Mr. Storch had an aggregate opportunity value of up to $3.6 million for the two-year program period ending May 31, 2010. If at any time during the two-year program period, the average closing price of Common Stock is 30% higher than the price at the beginning of the performance period for 20 consecutive trading days, all performance restricted stock opportunity shares (including the additional 50% opportunity) will be granted immediately. At Mr. Storch's recommendation, the Compensation Committee determined, at its meeting on May 27, 2008, that Mr. Storch's long-term equity incentive compensation opportunity for the two-year program period from June 1, 2008 through May 31, 2010 would consist of 150,000 shares of performance-based restricted stock, which had a value at that time of approximately $2.9 million. Mr. Storch agreed to this amount even though, as described above, he was entitled to a $3.6 million performance-based restricted stock opportunity under his employment agreement. In addition, the grant of the restricted stock will be subject to the achievement of the Company's net income performance goal and a leverage performance goal (rather than return on invested capital), as described above in the "Compensation Discussion and Analysis — Long-Term Incentive Opportunities — Performance-Based Restricted Stock". For the Fiscal 2009 performance period, the Company met its net income and leverage performance goal targets, resulting in the grant of 49,500 shares of restricted stock to Mr. Storch.

Grants of Plan-Based Awards Table

The following table sets forth information for each named executive officer with respect to:

  •
  estimated possible payouts under non-equity incentive plan award opportunities for Fiscal 2009;

  •
  estimated possible payouts under equity incentive plan award opportunities for Fiscal 2009;

  •
  other stock awards made in Fiscal 2009; and

  •
  stock options granted in Fiscal 2009.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[3]				Estimated Possible Payouts Under Equity Incentive Plan Awards[4]
Name	Grant Date[1]	Date of Committee Action[2]	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)		Target (#)		Maximum (#)		All Other Stock Awards: Number of Shares of Stock or Units (#)[5]	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Options and Awards ($)
Mr. Storch	5/31/09	7/8/08	553,907	791,295		1,186,943	24,750		49,500		49,500		0	0	N/A	727,650
Mr. Romenesko	5/31/09	7/8/08	315,000	450,000		562,500	11,550		23,100		23,100		0	0	N/A	339,570
Mr. Clark	5/31/09	7/8/08	—	705,000	[6]	—	5,775		11,550		11,550		0	0	N/A	169,785
Mr. Poulton	5/31/09	7/8/08	138,600	198,000		330,000	5,775		11,550		11,550		0	10,000	19.28	252,585
							3,300		6,600		6,600
Mr. Stinson	5/31/09	7/8/08	—	425,000	[6]	—	11,055	[7]	22,110	[7]	22,110	[7]	0	0	N/A	290,325
1
The grant date for the performance-based restricted stock awards was the last day of the performance period (May 31, 2009), subject to the Compensation Committee's certification of the achievement of the performance goals.

2
On July 8, 2008, the Compensation Committee established the performance periods and approved the performance goals for the performance-based restricted stock awards. On that same date, it also authorized the grant of restricted stock upon achievement of the performance goals, with a grant date of the earlier of the last day of the performance period or the date during the performance period when the Company's average stock price was 30% higher than the price at the beginning of the performance period for 20 consecutive trading days.

3
Payouts under the Company's incentive cash plan covering the named executive officers were contingent based upon performance for Fiscal 2009, which has now occurred. Thus, the information in these columns reflects the range of potential payouts when the performance goals were set by the Compensation Committee on July 8, 2008. The amounts actually paid under the plan for Fiscal 2009 are set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. See the "Compensation Discussion and Analysis" section of this Proxy Statement for a description of the incentive cash plan, including the Fiscal 2009 performance goals.

4
The information in these columns shows the range of restricted stock grants that could have been earned by the named executive officers for the Fiscal 2009 performance period. The numbers in the "Target" and "Maximum" columns are identical because no more than 100% of the target number of shares may be granted, even for performance in excess of the performance goal targets. The numbers of shares of restricted stock actually granted for the Fiscal 2009 performance period are those listed in the "Target" column above, namely: Mr. Storch, 49,500 shares; Mr. Romenesko, 23,100 shares; Mr. Clark, 11,550 shares; Mr. Poulton, 11,550 shares; and Mr. Stinson, 6,600 shares.

5
No restricted stock, other than performance-based restricted stock, was granted to any named executive officer in Fiscal 2009.

6
Messrs. Clark's and Stinson's annual Fiscal 2009 cash incentive opportunities were based upon the pre-tax income, return on invested capital and cash flow performance of their respective business units. See "Compensation Discussion and Analysis — Principal Elements of the Executive Compensation Program — Annual Cash Incentive Opportunities" for additional information about the annual cash incentive opportunities in Fiscal 2009 for Messrs. Clark and Stinson.

7
Mr. Stinson also participated in a supplemental performance-based restricted stock program under which he was granted 13,150 shares of restricted stock for Fiscal 2009. See "Compensation Discussion and Analysis — Principal Elements of the Executive Compensation Program — Long-Term Incentive Opportunities — Performance-Based Restricted Stock" for additional information about Mr. Stinson's supplemental program.

Outstanding Equity Awards at Fiscal Year-End Table

This table sets forth information for each named executive officer with respect to:

  •
  each stock option that remained outstanding as of May 31, 2009; and

  •
  each award of restricted stock that was not vested and remained outstanding as of May 31, 2009.

	Option Awards[1]					Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David P. Storch	29,800	0	0	22.41	10/11/10	231,501	3,403,065	0	0
	29,799	0		22.41	10/11/10
	116,668	0		22.41	7/10/11
	29,730	0		16.18	7/9/12
	95,138	0		16.18	7/9/12
	27,607	0		17.97	7/21/13
Timothy J. Romenesko	25,000	0	0	22.625	7/13/09	80,100	1,177,470	0	0
	8,425	0		25.52	7/11/10
	20,094	0		16.05	7/11/10
	4,000	0		14.90	7/10/11
	9,341	0		25.52	7/10/11
	2,140	0		16.05	7/9/12
	2,141	0		16.05	7/9/12
	30,000	0		6.96	7/21/13
	3,977	0		17.50	7/21/13
James J. Clark	12,750	0	0	22.625	7/13/09	53,550	787,185	0	0
	9,615	0		27.95	7/11/10
	3,000	0		14.90	7/10/11
	6,397	0		27.95	7/10/11
	2,801	0		15.33	7/9/12
	2,657	0		16.16	7/9/12
	10,631	0		16.16	7/9/12
	5,493	0		25.34	7/21/13
	30,000	0		6.96	7/21/13
Richard J. Poulton	0	10,000	0	19.28	6/1/18	36,550	537,285	0	0
Terry D. Stinson	0	0	0	0	0	28,718	422,155	0	0
1
All stock options held by the named executive officers as of the end of Fiscal 2009 were fully vested, except for stock options with respect to 10,000 shares held by Mr. Poulton. Mr. Poulton's stock options vest in five equal installments beginning June 1, 2009. If his employment terminates due to disability (as defined in the Stock Benefit Plan) or death, or if he dies within three months of termination for other than cause, the stock options expire one year after such date, or if earlier, upon the stock option expiration date. Certain options listed were "reload" options which have an exercise price equal to the NYSE closing price on the date the original option was exercised but retain the original option expiration date. The Company no longer grants reload options and all outstanding options have been amended to eliminate the reload provisions.

2
These restricted stock awards were granted in connection with attainment of previously established performance goals under the Stock Benefit Plan. The vesting schedules applicable to the restricted stock are as follows:

Restricted Stock Award Grant Date	Vesting Date	Vesting Percentage
5/31/05	7/15/06	20%
	7/15/08	40%
	7/15/10	40%
6/3/05	7/15/06	20%
	7/15/08	40%
	7/15/10	40%
5/11/07	6/1/09	20%
	6/1/11	40%
	6/1/13	40%
5/31/08*	6/1/09	20%
	6/1/11	40%
	6/1/13	40%
5/31/09*	6/1/11	20%
	6/1/13	40%
	6/1/15	40%
  *
  The 8,968 shares of restricted stock granted to Mr. Stinson for Fiscal 2008 on May 31, 2008 and the 13,150 shares of restricted stock granted to him for Fiscal 2009 on May 31, 2009 vest 33%, 33% and 34%, respectively, on each of the first three anniversaries of the date of grant.

  Vesting continues or is accelerated upon the participant's termination of employment due to Retirement, death or Disability as follows:

  •
  Retirement (as defined in the Stock Benefit Plan): The awards continue to vest in accordance with the vesting schedule.

  •
  Death or Disability (as defined in the Stock Benefit Plan): On or before the third anniversary of grant, the difference between one-half of the total award shares and the number of award shares already vested will vest as of such termination; after the third anniversary of grant, all award shares vest as of such termination.

3
This column shows the market value of the unvested restricted stock held by the named executive officers, based on a price of $14.70 per share (the closing market price of the common stock on May 29, 2009, the last business day of Fiscal 2009).

Option Exercises and Stock Vested Table

This table sets forth information for each named executive officer concerning:

  •
  the exercise of options during Fiscal 2009;

  •
  the dollar amount realized on exercise of the options;

  •
  the number of shares of restricted stock that vested during Fiscal 2009; and

  •
  the value of those vested shares.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)*
David P. Storch	0	0	68,667	951,065
Timothy J. Romenesko	0	0	18,667	263,565
James J. Clark	0	0	18,667	263,565
Richard J. Poulton	0	0	0	0
Terry D. Stinson	0	0	0	0
*
These amounts represent the closing market price of the Common Stock on the date of vesting, multiplied by the number of shares that vested.

Retirement Program Benefits

The Company provides defined benefit pension benefits under the Supplemental Key Employee Retirement Plan ("SKERP") and the Retirement Plan. This table shows the years of service currently credited to each named executive officer under the applicable plan and the present value of the accumulated benefit payable under the applicable plan to each named executive officer at the earliest age an unreduced benefit is payable.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Fiscal 2009 ($)
David P. Storch	Retirement Plan	26.4	603,189	—
	SKERP	N/A	54,438	—
Timothy J. Romenesko	Retirement Plan	24.4	533,116	—
	SKERP	N/A	70,826	—
James J. Clark[3]	Retirement Plan	22.6	158,977	—
	SKERP	N/A	N/A	N/A
Richard J. Poulton[3]	Retirement Plan	N/A	N/A	N/A
	SKERP	N/A	N/A	N/A
Terry D. Stinson[3]	Retirement Plan	N/A	N/A	N/A
	SKERP	N/A	N/A	N/A

1
Number of Years of Credited Service as of May 31, 2005, the date the Retirement Plan was frozen.

2
Amounts shown in this column are calculated as of May 31, 2009, which is the measurement date for reporting purposes in the Company's Annual Report on Form 10-K for Fiscal 2009. See footnote 6 to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for an explanation of the assumptions made by the Company in determining the amounts reported in this column.

3
Messrs. Clark, Poulton and Stinson are not participants in the defined benefit portion of the SKERP. Messrs. Poulton and Stinson do not participate in the Retirement Plan.

SKERP — Defined Benefit Portion

The Company provides supplemental retirement benefits to certain executives and key employees under the SKERP. The SKERP, which is a non-qualified plan, contains a defined benefit portion and a defined contribution portion (discussed below). Only Mr. Storch and Mr. Romenesko participate in the defined benefit portion of the SKERP, the material terms and conditions of which include the following:

Benefit Accruals:    Under the defined benefit portion of the SKERP, benefits were accrued until October 1, 2001 pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to (i) 1/12 of 60% (50% for Mr. Romenesko) of Final Average Earnings less (ii) the monthly benefit payable under the Company's Retirement Plan determined as of October 1, 2001. For purposes of this benefit formula, "Final Average Earnings" is defined as 1/5 of a participant's Compensation during the consecutive five years within the last 10 years preceding termination of employment during which such Compensation was the highest, and "Compensation" is defined as the participant's income reported on Form W-2, including pre-tax contributions to the Retirement Savings Plan, reduced by the income attributable to restricted stock and stock options, reimbursements or other expense allowances and fringe benefits. Benefits accrued on and after October 1, 2001 under the defined benefit portion of the SKERP will accrue pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to 1/12 of 60% (50% for Mr. Romenesko) of 25% of the percentage increase in the participant's base salary from September 30, 2001 to the date of the participant's termination of employment. The benefits accrued by Messrs. Storch and Romenesko as of May 31, 2006 have been transferred to the defined contribution portion of the SKERP and are held in an account established and maintained thereunder for each participant.

Benefits accrued under the defined benefit portion of the SKERP for all other participants, including Mr. Clark, ceased on October 1, 2001 and were distributed to them in a lump sum as soon as practicable thereafter.

Benefit Entitlement:    A participant is eligible to receive the benefit accrued under the SKERP following termination of employment when he attains age 65. If a participant terminates employment after he has attained age 55 and his age plus years of service equal or exceed 62, benefits will be paid on the date of his termination or on a date no later than 15 years after termination of employment, as previously specified by the participant.

Form of Benefit Payment:    Each participant has previously elected to have the remainder of his retirement benefit paid in a lump sum. The assumptions set forth in the Company's Retirement Plan will be used to convert the retirement benefits from an annuity payment to a lump sum. The participant may change the time or form of payment in accordance with procedures set forth in the SKERP.

Forfeiture Events:    A participant will forfeit the retirement benefit if his employment is terminated due to theft, embezzlement or fraud or willful misconduct in the performance of his duties that materially injures the Company, or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. As a condition to receiving his retirement benefit, a participant must agree in writing to return his benefit, plus 8% interest, in the event of such forfeiture. The forfeiture provision does not apply if the participant's termination of employment causes benefits to be paid to him under change in control provisions of any agreement between the participant and the Company.

Retirement Plan

The Company's Retirement Plan is a tax-qualified pension plan. Benefit accruals ceased under the Retirement Plan with respect to most participants, including the named executive officers, effective June 1, 2005. Neither Mr. Poulton nor Mr. Stinson participates in the Retirement Plan since their dates of hire were after June 1, 2005. The material terms and conditions of the Retirement Plan as they pertain to the other named executive officers are as follows:

Benefit Formula:    Until January 1, 2000, benefits were accrued pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to 1 1/2% of the participant's Final Average Earnings reduced by the participant's Social Security offset determined under the Plan, multiplied by the participant's years of Credited Service (up to 20). Effective as of January 1, 2000, the Plan was converted to a cash balance type of plan, subject to a "grandfather"

provision applicable to certain participants based on age and years of service. An account is maintained for each participant which consists of (i) an opening account balance equal to the then present value of the benefit accrued by the participant under the prior formula as of December 31, 1999, (ii) quarterly contributions made by the Company equal to a percentage of compensation based on the participant's age and years of Credited Service, and (iii) quarterly interest credits made by the Company equal to 25% of the 30-year Treasury securities interest rate for the second month preceding the beginning of each quarter. For purposes of the benefit formulae, "Final Average Earnings" and "Compensation" have the same definitions as used in the SKERP, as discussed above.

The benefits under the Retirement Plan generally ceased accruing on June 1, 2005, although the participants' cash balance accounts continue to be credited with interest until the benefits are distributed.

Vesting:    Participants are eligible to receive benefits from the Retirement Plan after completing five years of Vesting Service. The named executive officers who participate in the Retirement Plan are fully vested in their benefits.

Payment of Retirement Benefits:    Participants can elect to receive their benefits upon termination of employment or they can defer receipt of benefits until normal retirement age (age 65). Any vested participant can elect benefits at any time after termination of employment, with the benefit actuarially reduced to reflect payment prior to age 65. The Retirement Plan also provides for a disability retirement benefit.

Forms of Benefit Payment:    The normal form of benefit payment for a married participant is a joint and 50% survivor annuity, and the normal form of benefit payment for an unmarried participant is a single life annuity. Participants, with spousal consent, if applicable, can waive the normal form of benefit payment and elect to have benefits paid in various annuity forms, which are the actuarial equivalent of the normal form, or in a lump sum.

Retirement Savings Plan:    In connection with ceasing benefits under the Retirement Plan, the Company amended its Retirement Savings Plan to provide additional benefits, as described below in the discussion following the Non-qualified Compensation table.

Non-Qualified Deferred Compensation

The Company provides non-qualified deferred compensation benefits under the defined contribution portion of the SKERP. The table below shows the contributions made by each named executive officer and by the Company in Fiscal 2009, the earnings accrued on the named executive officer's account balance in Fiscal 2009, and the account balance at May 31, 2009.

 Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Fiscal 2009 ($)[1]	Registrant Contributions in Fiscal 2009 ($)	Aggregate Earnings in Fiscal 2009 ($)[2]	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at May 31, 2009 ($)[3]
David P. Storch	113,564	523,865	(777,150)	—	4,468,341
Timothy J. Romenesko	34,053	142,159	(195,941)	—	797,356
James J. Clark	66,042	162,740	(61,445)	—	459,802
Richard J. Poulton	15,231	37,481	(203)	—	75,817
Terry D. Stinson	10,033	64,030	1,715	—	93,266

1
The amount of contributions made by each named executive officer and reported in this column in respect of salary deferrals in Fiscal 2009 is included in each named executive officer's compensation reported on the Summary Compensation Table as "Salary." The amount of contributions reported in this column also reflects deferral of cash bonuses paid in Fiscal 2009 but earned and reported on the Summary Compensation Table for Fiscal 2008.

2
The investment earnings reported in this column for each named executive officer are not reported on the Summary Compensation Table.

3
The aggregate balance as of May 31, 2009 reported in this column for each named executive officer reflects amounts that have been previously reported as compensation on the Summary Compensation Table for Fiscal 2009 or prior years, except the following amounts of earnings included in the account balance: Mr. Storch, $247,206; Mr. Romenesko, ($74,360); Mr. Clark, ($66,908); Mr. Poulton, $1,932; and Mr. Stinson, $2,012. The aggregate balance as of May 31, 2009 also includes the following cumulative amounts transferred from the defined benefit portion of the SKERP: Mr. Storch, $1,712,865; and Mr. Romenesko, $272,876.

SKERP — Defined Contribution Portion

The defined contribution portion of the SKERP covers certain executives and key employees, including all of the named executive officers, and provides the portion of a participant's benefit that cannot be paid under the Retirement Savings Plan due to Internal Revenue Code limits, including the limit on the amount of compensation that can be taken into account in determining benefits ($225,000 in 2007, $230,000 in 2008 and $245,000 in 2009). The material terms and conditions of the defined contribution portion of the SKERP include the following:

Contributions:    Each participant may make an election which satisfies Code Section 409A to contribute a portion of his base salary (up to 75%) for that calendar year that exceeds the Code's compensation limit and a portion of the bonus (up to 75%) paid to him for the Company's fiscal year beginning in such calendar year that exceeds the Code's compensation limit. The Company makes a matching contribution under the SKERP using the formula in the Savings Plan (i.e., 20% of the participant's salary and bonus deferrals made under the SKERP, up to 5% of the participant's salary and bonus), as well as the portion of the Company's retirement benefit and profit sharing contributions that could not be made under the Savings Plan due to the Code's compensation limit. Beginning January 1, 2006, the Company also makes annual supplemental contributions to the accounts of (i) the Chief Executive Officer (22% of base salary), and (ii) certain other eligible named executive officers (5% or 10% of base salary and bonus). To receive a credit of this contribution, the eligible participant must be employed as of the day before the contribution is made to the SKERP (unless termination of employment is due to death or disability).

Mr. Storch and Mr. Romenesko also have amounts held in a supplemental account that were transferred from the defined benefit portion of the SKERP, which represent the lump sum value of each participant's accrued benefit as of May 31, 2006 under the defined benefit portion. These amounts are now subject to the terms and conditions of the defined contribution portion of the SKERP.

Vesting:    A participant is fully vested in amounts attributable to his own deferral contributions, and vests in all Company contributions, except supplemental contributions, at a rate equal to 33 1/3% for each year of vesting service (subject to full vesting upon age 65, death or disability). A participant vests in amounts attributable to Company supplemental contributions (i) made in and prior to 2006, upon the earlier of age 55 with 15 years of service, or age 65, and (ii) made after 2006, upon the earlier of age 57 with 15 years of service, or age 65.

Investments:    Each participant's plan accounts are credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the SKERP consist of 24 mutual funds including 10 "Life Cycle" fund choices. Participants may change investment elections at any time.

Distributions:    Distribution of a participant's accounts is generally made upon the participant's termination of employment or on a date no later than 15 years after termination of employment, as previously specified by the participant. Participants were to elect by December 31, 2005 whether their accounts are to be paid in a lump sum or installments not to exceed 15 years (a participant who failed to make an election will have his account paid in a lump sum). Notwithstanding the foregoing, (i) a participant may elect distribution of the portion of his accounts earned and vested as of December 31, 2004 (and earnings thereon) upon six month's advance written election or if such distribution is subject to a 10% forfeiture; (ii) a participant can change the time and form of payment of the portion of his accounts earned and vested after December 31, 2004 in accordance with procedures set forth in the plan; (iii) a participant can elect a distribution at any time in order to satisfy an unforeseeable hardship (as defined in the plan); and (iv) in the event of a potential Change in Control of the Company (as determined by the Board), the portion of the participant's accounts earned and vested as of December 31, 2004 (including earnings thereon) will be distributed in an immediate lump sum. Distributions to "key employees" as defined in Code Section 409A upon termination of employment will not be paid earlier than six months following such termination.

Forfeiture Events:    A participant will forfeit the portion of his plan accounts attributable to Company supplemental contributions and to amounts transferred from the defined benefit portion of the SKERP, if applicable, if his employment is terminated due to theft, embezzlement or fraud or willful misconduct in the performance of his duties that materially injures the Company, or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. As a condition to receiving such amounts, a participant must agree in writing to return such amounts, plus 8% interest, in the event of such forfeiture. The forfeiture provision does not apply if the participant's termination of employment causes benefits to be paid to him under change in control provisions of any agreement between the participant and the Company.

Retirement Savings Plan

The Retirement Savings Plan is a tax-qualified retirement plan that covers most U.S. employees, including the named executive officers. The material terms and conditions of the Retirement Savings Plan are as follows:

Contributions:    A participant can elect to defer 1% to 75% of his Compensation on a pre-tax basis, up to a maximum of $16,500 for 2009, or $21,500 if age 50 or older. Participation for non-union employees hired after June 1, 2007 is automatic, unless the participant affirmatively elects not to participate or to participate with a different deferral amount. The automatic deferral rate for participants hired after June 1, 2007 and prior to June 26, 2009 is 3% of compensation, and the automatic deferral rate for participants hired on or after June 26, 2009 is 5%, with annual increases of 1%. The Company provides a matching contribution, a profit sharing contribution and a retirement benefit contribution. The current matching contribution is made as of each payroll period in an amount equal to 20% of the participant's pre-tax contributions (up to 5% of compensation) to the Plan for such payroll period. The profit sharing contribution is made as of the end of each calendar year and is based on the participant's pre-tax contributions and the economic performance of the participant's operating unit and is equal to a percentage of the participant's compensation, up to 4%. The retirement benefit contribution, which is also made as of the end of each calendar year, was added to the Plan, effective June 1, 2005, and is equal to a percentage of compensation (up to 4%) based on the participant's age and years of credited service. A participant must have earned a year of service to be eligible for a retirement benefit contribution, and generally must be employed on the last day of the calendar year to receive a profit sharing contribution. Compensation for purposes of determining contributions includes cash compensation shown as income on the participant's Form W-2, reduced by pre-tax contributions to the plan and excluding the income attributable to restricted stock options, reimbursements or other expense allowances and fringe benefits and subject to the Code's compensation limit ($245,000 for 2009).

Investments:    Each participant's plan accounts are credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the plan consist of 24 mutual funds including 10 "Life Cycle" fund choices. Participants may change investment elections at any time.

Vesting:    Participants hired prior to July 1, 1999 are fully vested in their accounts under the plan. Participants hired on or after January 1, 1999 are fully vested in their pre-tax contribution accounts, and vest in the Company contribution accounts at a rate equal to 33 1/3% for each year of vesting service (subject to full vesting upon age 65, death or disability).

Distributions:    Participants can elect distributions of the plan accounts upon termination of employment, in a lump sum, an eligible rollover distribution, or, if early or normal retirement has been attained, in installments not to exceed 15 years.

Potential Payments Upon Termination of Employment or Change in Control of the Company

The Company provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment involving a Change in Control of the Company. These benefits are in addition to the benefits to which the employees would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock options and restricted stock that are otherwise vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). These benefits as they pertain to the named executive officers are as described and set forth in the tables below.

Employment Agreement of David P. Storch

The Company has entered into an employment agreement with Mr. Storch with a term that ends on May 31, 2010 unless the parties mutually agree to an extension. The agreement provides the following severance benefits:

Termination of Employment — Prior to a Change in Control:    If prior to a Change in Control, either the Company terminates his employment without Cause or Mr. Storch terminates his employment for Good Reason, Mr. Storch is entitled to (i) continued payment of his base salary for 36 months, and (ii) a lump sum payment equal to three times the average of the cash incentive bonus paid to him for the preceding three fiscal years of the Company. Payments cease upon any material breach of the confidentiality and non-compete provisions set forth in the agreement, which are in effect for the two-year period following any voluntary termination of employment or a termination of employment by the Company without Cause.

Termination of Employment — Following a Change in Control:    If Mr. Storch's employment is terminated within 24 months following a Change in Control either by the Company other than for Cause or disability or by Mr. Storch for Good Reason, or if his employment terminates for any reason other than disability or death during the 30-day period following the 24th month after a Change in Control, he is entitled to:

  •
  an immediate lump sum payment equal to the sum of (A) any unpaid salary through the date of termination and any unpaid bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to him had he remained employed until the end of the fiscal year and all performance targets were met, and (C) three times his base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount;

  •
  continued coverage for Mr. Storch and his dependents under the Company's welfare and fringe benefit plans for three years following termination of employment (he and his dependents can elect continued medical and dental coverage pursuant to COBRA at the end of such three year period);

  •
  a lump sum payment of the additional benefits that would be earned under the Retirement Savings Plan and SKERP equal to the amount attributable to Company contributions that would have been made had his elective contributions continued and had he accumulated three additional years of service, and a gross-up payment to cover any related income tax liability;

  •
  Company-paid outplacement services for 18 months or, if earlier, the attainment of new employment (up to a maximum Company expense of 3.5% of the amount paid to Mr. Storch pursuant to (C) above);

  •
  reasonable legal fees incurred by the executive in enforcing the agreement; and

  •
  a gross-up payment to cover any excise and related tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit arising under the agreement.

The employment agreement's non-compete provisions do not apply in the case of a termination of employment following a Change in Control.

If Mr. Storch terminates his employment for Good Reason after the 30th day following the 24th month after a Change in Control, he is entitled to receive the benefits described above in the event of a termination without Cause by the Company prior to a Change in Control.

Termination of Employment — Retirement:    If Mr. Storch's termination is due to retirement, he and his eligible dependents are entitled to continued coverage under the Company's medical, dental and executive health programs for his (and his dependents') lifetime (or until he obtains health coverage from a new employer).

Termination of Employment — Following Expiration of Employment Agreement:    Regardless of whether a Change in Control occurs, if Mr. Storch's employment is terminated following the expiration of his employment agreement with the Company, Mr. Storch will be entitled to receive the same benefits as if he were terminated without Cause by the Company prior to a Change in Control.

Termination of Employment — Disability:    If Mr. Storch's employment terminates due to disability, regardless of whether a Change of Control is involved, Mr. Storch will receive payment pursuant to the Company's disability plans then in effect and will continue to receive coverage under the Company's medical, dental and life insurance plans for three years following such termination.

Acceleration of Equity Awards:    Mr. Storch's employment agreement also provides that upon any Change in Control, all outstanding stock options and restricted stock vest immediately, and all performance-based restricted stock shares will be awarded according to the performance matrix set forth in the agreement based on the higher of the target or actual Company performance through the date of the Change in Control.

For purposes of Mr. Storch's employment agreement:

"Change in Control" means (i) a person's acquisition of more than 35% of the voting power of the Company's outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company's assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of a majority of the directors then in office.

"Cause" means Mr. Storch's (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing, (ii) disregard of proper direction from the Board or Company, or (iii) material breach of the Agreement that is not cured within 30 days of receipt of notice from the Company.

"Good Reason" means (i) a material reduction in the nature or scope of Mr. Storch's duties or responsibilities or in his compensation (including benefits), (ii) his determination that as a result of a material change in employment circumstances he is unable to adequately carry out his duties, (iii) a material breach of the Agreement by the Company that is not cured within 30 days of receipt of notice from Mr. Storch, or (iv) a relocation of his primary place of employment of 50 or more miles.

In any event, payments under the employment agreement in connection with Mr. Storch's termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

Severance and Change in Control Agreements

The Company has severance and change in control agreements with the named executive officers (other than Mr. Storch and Mr. Stinson) and with certain other key employees. The agreements as they pertain to these named executive officers provide for the following benefits upon the following types of employment termination:

Termination of Employment — Prior to a Change in Control:    If a Change in Control of the Company has not occurred and the executive's employment is terminated by the Company other than for Cause, he is entitled to (i) continued salary for 12 months, or if earlier, until he obtains comparable employment, (ii) any earned bonus not yet paid for the preceding fiscal year, and (iii) a prorata portion of the bonus that would have been paid to the executive had he remained employed until the end of the fiscal year in which the termination occurs. Any bonus will be paid in a lump sum on the later of the time bonuses are paid to other officers and the end of the severance period (with interest at the prime rate plus 1% from the earlier of such dates). If the executive terminates his employment, or if the Company terminates the executive's employment for Cause, the Company may, but is not required to, pay the above-described severance benefits. Severance payments will cease if the executive breaches the confidentiality or non-compete provisions in the agreement, which are in effect for the one-year severance period.

Termination of Employment — Following a Change in Control:    If the executive's employment is terminated within 18 months (24 months for Mr. Clark) following a Change in Control by the Company other than for Cause or disability or by the executive for Good Reason, or if the executive's employment terminates for any reason other than disability or death during the 30-day period following the 18th month (24th month for Mr. Clark) after a Change in Control, he is entitled to (i) an immediate lump sum payment equal to the sum of (A) any unpaid salary and bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to the executive had he remained employed until the end of the fiscal year and as if all performance targets had been met (including the value of any restricted stock granted in lieu of bonus), and (C) two or three times base salary and cash bonus (depending upon the executive involved) for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount, (ii) continued coverage for the executive and his dependents under the Company's welfare and fringe benefit plans (medical, dental and life insurance plans for Mr. Clark) for three years following termination of employment (the executive and his dependents can elect continued medical and dental coverage pursuant to COBRA at the end of such two- or three-year period), (iii) an immediate lump sum payment equal to the actuarial equivalent of the additional benefits that would be earned under the Company's retirement plans with three additional years of service and, for Mr. Romenesko, a gross-up payment to cover any related income tax liability, (iv) Company-paid outplacement services for the earlier of 18 months or the attainment of new employment (up to a maximum Company expense of 3.5% of the amount paid to the executive pursuant to (i)(C) above),

(v) reasonable legal fees incurred by the executive in enforcing the agreement, and (vi) a gross-up payment to cover any excise and related tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit arising under the agreement. The agreements' non-compete provisions do not apply in the case of a termination of employment following a Change in Control.

Termination of Employment — Disability:    If the executive's employment terminates due to disability, the executive will receive payment pursuant to the Company's disability plans then in effect and will continue to receive coverage under the Company's medical, dental and life insurance plans for three years following such termination.

Acceleration of Equity Awards:    The severance and change in control agreements also provide that upon any Change in Control, all outstanding stock options and restricted stock will vest immediately.

For purposes of the severance and change in control agreements:

"Change in Control" means (i) a person's acquisition of more than 20% of the voting power of the Company's outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company's assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of the lesser of three directors or a majority of the directors then in office.

"Cause" means the executive's (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing, (ii) disregard of proper direction from the Board or Company, or (iii) material breach of the Agreement that is not cured within 10 days of receipt of notice from the Company.

"Good Reason" means (i) a material reduction in the nature or scope of the executive's duties or responsibilities, or in his compensation (including benefits), (ii) if Mr. Storch is not the Chief Executive Officer at the time of termination, the executive's determination that as a result of a material change in employment circumstances he is unable to adequately carry out his duties, or (iii) a relocation of the executive's primary place of employment by more than 100 miles.

In any event, payments under the agreements in connection with termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

Split Dollar Insurance Agreements

The Company has entered into split dollar life insurance agreements with certain key employees, including three of the named executive officers. Under the agreements, the employees own the policies, except that the Company owns the cash value portion of the policies. The Company funds the annual insurance premiums for the policies during the term of the agreement subject to reimbursement from the cash value or death benefit proceeds of the policies. Upon a Change in Control of the Company (as defined above), the Company will prepay all premiums, plus any amounts necessary for the cash value and death benefits to be at the same level at the Change in Control date. If the executive's employment terminates after a Change in Control and benefits are paid under the Severance and Change in Control Agreements, the Split Dollar Agreements will continue for the severance period.

Stock Benefit Plan

A named executive officer's termination of employment can result in enhanced benefits under the Company Stock Benefit Plan, depending on the reason for such termination:

If the termination is due to Retirement (as defined in the Plan), stock options continue to remain exercisable as if employment continues. If the termination is due to Disability (as defined in the Plan) or death, or if the Executive dies within three months of termination for reasons other than cause, options will expire on the earlier of one year from death or the expiration of the option by its terms.

If the termination is due to Retirement (as defined in the Plan), restricted stock awards continue to vest in accordance with their vesting schedule. If the termination is due to Disability (as defined in the Plan) or death on or before the third anniversary of the date of grant, then the difference between one-half of the total award shares and the number of shares already vested will vest as of such termination. If the termination is due to Disability or death after the third anniversary of the date of grant, all awards shares will vest as of such termination.

Tables of Potential Payments Upon Termination
of Employment or Change in Control

The tables set forth below quantify the additional benefits described above that would be paid to each named executive officer (other than Mr. Stinson who is not a party to a severance and change in control agreement) under the following termination of employment or change in control event, assuming a change in control or a termination of employment occurred on May 29, 2009 (the last business day of Fiscal 2009).

Change in Control — No Termination of Employment

Name	Vesting of Restricted Stock($)[1]
David P. Storch	3,403,065
Timothy J. Romenesko	1,777,470
James J. Clark	787,185
Richard J. Poulton	537,285
1
Under the Stock Benefit Plan, all restricted stock vests upon a Change in Control of the Company. This amount reflects the number of shares that would have vested upon a Change in Control on May 29, 2009, based on the number of shares multiplied by $14.70, the closing price of the common stock on May 29, 2009. Under the Stock Benefit Plan, all outstanding stock options vest upon a Change in Control of the Company. All stock options held by the named executive officers as of the end of Fiscal 2009 were fully vested, except for stock options with respect to 10,000 shares held by Mr. Poulton.

Termination of Employment — Prior to a Change in Control

	Other Than Cause				Disability		Death
Name	Salary ($)[1]	Bonus ($)[2]	Restricted Stock ($)[3]	Health & Welfare ($)[4]	Health & Welfare ($)[5]	Restricted Stock ($)[6]	Restricted Stock ($)[6]
David P. Storch	2,373,885	3,238,543	3,403,065	268,723	46,741	2,083,740	2,083,740
Timothy J. Romenesko	450,000	553,199	1,177,470	—	55,062	676,935	676,935
James J. Clark	319,815	275,000	787,185	—	55,062	481,793	481,793
Richard J. Poulton	330,000	319,086	537,285	—	55,062	268,643	268,643
1
Per Mr. Storch's employment agreement and the severance and change in control agreements for the other named executive officers.

2
Reflects (a) in the case of Mr. Storch, three times the average of the non-equity incentive plan compensation bonus paid to him for the three preceding fiscal years, and (b) in the case of the other named executive officers, the non-equity incentive plan compensation bonus paid for Fiscal 2009 as shown in the Summary Compensation Table.

3
The amounts in this column reflect the value of the restricted stock that would vest if termination is due to Retirement at May 29, 2009, based on the number of shares, multiplied by $14.70, the closing price of the stock on May 29, 2009. If termination is not due to retirement, there is no vesting of restricted stock.

4
Available if Mr. Storch retires.

5
Per Mr. Storch's employment agreement and the severance and change in control agreements for the other named executive officers.

6
The amounts in these columns reflect the value of the restricted stock that would vest upon termination due to death or disability at May 29, 2009, based on the number of shares, multiplied by $14.70, the closing price of the stock on May 29, 2009.

Termination of Employment — Following a Change in Control1

Name	Salary ($)	Bonus ($)(2)	Health & Welfare Continuation ($)	Additional Retirement Plan Credits ($)	Outplacement Services ($)	280G Gross-Up ($)
David P. Storch	2,373,885	4,616,924	46,741	1,575,876	204,280	—
Timothy J. Romenesko	1,350,000	2,212,796	55,062	451,440	105,336	1,765,166
James J. Clark	931,500	2,422,367	55,062	461,830	107,760	1,624,195
Richard J. Poulton	660,000	957,258	55,062	—	45,636	—
1
Per Mr. Storch's employment agreement and the severance and change in control agreements for the other named executive officers.

2
Reflects (a) in the case of Mr. Storch, the non-equity incentive plan compensation bonus paid to him for Fiscal 2009 as shown in the Summary Compensation Table, plus three times his non-equity incentive plan compensation bonus for Fiscal 2009, and (b) in the case of the other named executive officers, the non-equity incentive compensation plan bonus paid to them for Fiscal 2009 as shown in the Summary Compensation Table, plus two or three times the non-equity incentive plan compensation bonus (depending on the officer involved) for Fiscal 2009.

 VII. REPORT OF AUDIT COMMITTEE

On May 31, 2009, the Audit Committee was comprised of six independent directors. The Board has determined that each member of the Audit Committee is independent within the meaning of the applicable SEC regulations, NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence.

The Company's management is primarily responsible for the Company's financial statements and the quality and integrity of the reporting process and systems of internal control. The Company's independent registered public accounting firm is responsible for auditing the Company's financial statements and the effectiveness of internal controls over financial reporting and for expressing opinions thereon. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties with funding from the Company.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended May 31, 2009 with the Company's management and representatives of the Company's independent registered public accounting firm, including a discussion of the reasonableness of significant judgments and accounting estimates, and clarity of disclosures in the financial statements. The Audit Committee also reviewed with management and the independent registered public accounting firm the preparation of the financial statements and related disclosures contained in the Company's earnings announcements and quarterly reports. Management has represented to the Audit Committee that the Company's financial statements were prepared in accordance with U.S. generally accepted accounting principles ("GAAP") and the independent registered public accounting firm has expressed an opinion based on their audit that the financial statements are in conformance with GAAP in all material respects. The Audit Committee is not responsible for planning or conducting audits, or the determination that the Company's financial statements are complete and accurate and in accordance with GAAP. That is the responsibility of management and the independent registered public accounting firm.

The Audit Committee reviewed and discussed with the independent registered public accounting firm and management the overall scope and plans for the audit, the quality, adequacy and assessment of the effectiveness of internal controls over financial reporting, and the Internal Audit Department's management, organization, responsibilities, budget and staffing. The Audit Committee also met with the independent registered public accounting firm representatives without management present and discussed the results of their audits, their evaluation of the Company's internal controls over financial reporting, disclosure controls and the overall quality (not just acceptability) of the Company's accounting policies and financial reporting.

The Audit Committee also discussed with the representatives of the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Those Charged with Governance, the independent registered public accounting firm's independence from the Company and its management, including the matters in the written disclosures and letter furnished to the Audit Committee by the independent registered public accounting firm and required by applicable requirements of the Public Company Accounting Oversight Board, and determined that the non-audit services provided to the Company by the independent registered public accounting firm are compatible with maintaining the independent registered public accounting firm's independence.

In reliance on its review of the audited financial statements and the discussions referred to above and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended May 31, 2009 for filing with the SEC.

The Audit Committee also reviewed and assessed the adequacy of the Audit Committee Charter and conducted an Audit Committee self-assessment in which it concluded that the Committee operates effectively and successfully carried out all of its Charter responsibilities.

Respectfully submitted,

Audit Committee
        James E. Goodwin, Chairman
        Norman R. Bobins
        James G. Brocksmith, Jr.
        Gerald F. Fitzgerald, Jr.
        Marc J. Walfish
        Ronald B. Woodard

VIII. PROPOSAL 2 —
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company's independent registered public accounting firm reports to, and is engaged at the direction of, the Audit Committee.

The Audit Committee of the Company's Board of Directors appointed KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for Fiscal 2010, after consideration and determination of KPMG's independence in light of all services rendered to the Company and its performance as the Company's independent registered public accounting firm in prior years. The Board of Directors asks that the stockholders ratify the appointment of KPMG as the Company's independent registered public accounting firm for Fiscal 2010. Representatives of KPMG are expected to be present at the Annual Meeting, with the opportunity to make a statement if they so desire and to respond to appropriate questions of stockholders.

 Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees billed by KPMG to the Company for Fiscal 2009 and Fiscal 2008 for audit, audit related, tax, and other services provided by the Company's independent registered public accounting firm:

Independent Registered Public Accounting Firm Fees and Services

Description of Fees	Fiscal 2009	Fiscal 2008
Audit Fees	$1,440,000	$1,325,000
Audit Related Fees[1]	62,935	114,814
Tax Fees[2]	337,128	156,334
All Other Fees	0	0
1
Audit related fees in Fiscal 2009 were for a comfort letter and statutory audits of foreign subsidiaries; audit related fees in Fiscal 2008 were for a comfort letter, statutory audits of foreign subsidiaries and acquisition due diligence.

2
Tax fees include domestic and foreign income tax return reviews.

Audit Committee pre-approval is required for any audit, audit related, tax or other services to be provided by the independent registered public accounting firm in excess of $100,000 in the aggregate, with the Audit Committee Chairman to report any decisions to pre-approve such services to the full Audit Committee at its next meeting.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or by represented proxy and voting at the Annual Meeting is required to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

IX. OTHER BUSINESS

Management knows of no other matters which are to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the named proxy holders will vote all proxies in their discretion and best judgment on such other matters.

 X. STOCKHOLDER PROPOSALS
FOR THE 2010 ANNUAL MEETING

Any stockholder who, in accordance with SEC Rule 14a-8, wishes to present a proposal for consideration at the Annual Meeting of Stockholders to be held in 2010 must submit such proposal to the Company, in writing, to be received by the Secretary of the Company, AAR CORP., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, no later than May 6, 2010 in order for the proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. The proposal must comply with applicable SEC rules and the Company's By-Laws.

Under the Company's By-Laws, any stockholder who wishes to submit a matter (other than a stockholder proposal brought in accordance with SEC Rule 14a-8) for consideration at the 2010 Annual Meeting of Stockholders, including any stockholder proposal or director nomination, that would not be included in the Company's proxy statement must submit the matter to the Company, in writing, to be received by the Secretary of the Company no later than April 19, 2010. The notice of such matter must contain the information required by the By-Laws.

By Order of the Board of Directors
Robert J. Regan Vice President, General Counsel and Secretary

September 2, 2009

UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK OF AAR CORP., THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM l0-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MAY 31, 2009. REQUESTS SHOULD BE MADE TO MR. ROBERT J. REGAN, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, AAR CORP., ONE AAR PLACE, 1100 NORTH WOOD DALE ROAD, WOOD DALE, ILLINOIS 60191, (630) 227-2000.

APPENDIX 1 — AAR CORP. CATEGORICAL STANDARDS AND POLICY FOR DETERMINING DIRECTOR INDEPENDENCE

It is the policy and practice of AAR CORP. (the "Company") that the directors of the Company, when carrying out their duties, must exercise their independent judgment in good faith and in the best interests of the Company and its stockholders as a whole.

In addition, it is the policy of the Company that a majority of its directors, and all directors serving on the Audit Committee, Compensation Committee and Nominating and Governance Committee, shall be "independent," as determined by the Board in accordance with the independence standards of the New York Stock Exchange ("NYSE").

At least once each year, the Board shall review the "independence" of each director and any nominee for director and make a determination whether the director or nominee has any material relationship with the Company (either directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with the Company) that would impair the director's ability to exercise independent judgment as a member of the Board.

To assist it in determining a director's "independence," the Board has adopted the following categorical standards for determining director "independence" status with respect to service as a director1:

1
The foregoing categorical standards shall be deemed to be automatically updated to reflect any changes made to the NYSE listing standards and interpreted in the same manner as such standards

1.
For purposes of these categorical standards, the "Company" includes each of the Company's subsidiaries and "immediate family member" means a person's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the person's home; provided, that any such persons who no longer have any such relationship as a result of legal separation or divorce, or death or incapacitation, shall not be considered immediate family members.

2.
No director shall be independent if he/she does not meet the independent standards adopted from time to time by the NYSE. Specifically, a director will not be "independent" if:

(i)
the director is or was within the last three years an employee of the Company, or an immediate family member of such director is or was within the last three years an executive officer of the Company; or

(ii)
the director or an immediate family member of the director receives or received more than $120,000 in direct compensation from the Company in any twelve-month period with the last three years, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service); provided, however, that compensation received by an immediate family member of a director for service as an employee (other than an executive officer) of the Company need not be considered in determining independence; or

(iii)
(A) The director or an immediate family member is a current partner of a firm that is the Company's internal or external auditor; (B) the director is a current employee of

A-1

    such firm; (C) the director has an immediate family member who is a current employee of such firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was, within the last three years (but is no longer), a partner or employee of such firm and personally worked on the Company's audit during that time; or

  (iv)
  the director or an immediate family member of the director is or was within the last three years an executive officer of another company on whose compensation committee any of the Company's present executive officers serves or served; or

  (v)
  the director or an immediate family member of the director is or was within the last three years an executive officer, partner, employee, or greater than 10% owner of another company that makes payments to, or receives payments from, the Company that in any of the last three fiscal years exceeds the greater of $1 million or 2% of the other company's consolidated gross revenues (payments to and payments from are compared against the benchmarks separately).

3.
In determining director independence, the Board will give consideration to all known relevant facts and circumstances.

4.
Notwithstanding the foregoing, if a director or his/her immediate family member has another significant relationship with the Company that is not described in Section 2, or, at any time, is the subject of a written request by any director to the Chairman of the Nominating and Governance Committee requesting a review of another director's independent status and stating the reasons therefor, then the Board of Directors will determine whether that director's relationship is a "material relationship" that would impair the director's ability to exercise independent judgment as a member of the Board.

5.
Members of the Audit Committee must satisfy the enhanced "independence" criteria under applicable rules of the Securities and Exchange Commission and the New York Stock Exchange from time to time. In particular, the following enhanced "independence" qualifying criteria shall apply with respect to directors selected for service on the Audit Committee:

  •
  Director may not have accepted any direct or indirect consulting, advisory or other compensatory fee from the Company other than amounts received as compensation for membership on the Board or Board committees, pension or other forms of deferred compensation for prior service.

  •
  Director may not be an "affiliated person," i.e., a person who directly or indirectly controls, is controlled by or is under common control with, the Company (typically, one who is an executive officer or who owns more than 10% of the Company's securities is considered an "affiliated person").

A-2

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature (PLEASE SIGN WITHIN BOX) Date Date AAR CORP. M16737-P83776 AAR CORP. 1100 NORTH WOOD DALE ROAD WOOD DALE, IL 60191 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain The Board of Directors recommends that you vote FOR the following proposal: For address changes and/or comments, please check this box and write them on the back where indicated. For All Withhold All For All Except 0 0 0 0 0 0 0 01) Michael R. Boyce 02) James G. Brocksmith, Jr. 03) David P. Storch The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 2. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2010. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Address Changes/Comments: _____________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) AAR CORP. This Proxy is solicited by the Board of Directors Annual Meeting of Stockholders The undersigned hereby appoints DAVID P. STORCH and ROBERT J. REGAN, or either of them, with full power of substitution, as Proxy holders, and hereby authorizes them to represent the undersigned at the 2009 Annual Meeting of Stockholders of AAR CORP. to be held at 9:00 AM Central Time on 10/14/2009, at 1100 North Wood Dale Road, Wood Dale, IL 60191, or any adjournment or postponement thereof, and to vote, as designated on the reverse side of this Proxy, all shares of AAR CORP. Common Stock that the undersigned is entitled to vote. This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this Proxy will be voted in accordance with the Board of Directors' recommendations. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side M16738-P83776